ARTICLE 1 - DEFINITIONS........................................................4

    1.01     ACCOUNT...........................................................4
    1.02     ACCRUED BENEFIT...................................................5
    1.03     ADMINISTRATOR.....................................................5
    1.04     ANNIVERSARY DATE..................................................5
    1.05     ANNUITY STARTING DATE.............................................5
    1.06     BENEFICIARY.......................................................5
    1.07     CASH OUT BENEFIT..................................................5
    1.08     CODE..............................................................5
    1.09     COMPENSATION......................................................5
    1.10     DISTRIBUTABLE EVENT...............................................6
    1.11     EARLIEST DISTRIBUTION DATE........................................6
    1.12     EARLY RETIREMENT DATE.............................................6
    1.13     ELECTIVE DEFERRAL.................................................7
    1.14     EMPLOYEE..........................................................7
    1.15     EMPLOYER..........................................................7
    1.16     ERISA.............................................................7
    1.17     401(K) VESTING AND DISTRIBUTION REQUIREMENTS......................7
    1.18     FORFEITURE........................................................7
    1.19     HIGHLY COMPENSATED EMPLOYEE.......................................8
    1.20     LEASED EMPLOYEE...................................................8
    1.21     LEAVE OF ABSENCE..................................................8
    1.22     MATCHING CONTRIBUTION.............................................9
    1.23     NON-HIGHLY COMPENSATED EMPLOYEE...................................9
    1.24     NON-QJSA BENEFIT..................................................9
    1.25     NORMAL RETIREMENT AGE.............................................9
    1.26     PARTICIPANT.......................................................9
    1.27     PLAN.............................................................10
    1.28     PLAN YEAR........................................................10
    1.29     PRE-RETIREMENT SURVIVOR ANNUITY..................................10
    1.30     QJSA BENEFIT.....................................................10
    1.31     QUALIFIED JOINT AND SURVIVOR ANNUITY.............................10
    1.32     RETIRE OR RETIREMENT.............................................11
    1.33     SPOUSE...........................................................11
    1.34     SURVIVING SPOUSE BENEFIT.........................................11
    1.35     TOTAL DISABILITY.................................................11
    1.36     TRUST FUND.......................................................11
    1.37     TRUSTEE..........................................................11
    1.38     VALUATION DATE...................................................12
    1.39     VEST OR VESTED...................................................12

ARTICLE 2 - SERVICE...........................................................12

    2.01     HOURS OF SERVICE.................................................12
    2.02     YEARS OF SERVICE, BREAK YEARS, AND YEARS OF EMPLOYMENT...........13
    2.03     EFFECT OF A BREAK YEAR...........................................14

ARTICLE 3 - PARTICIPATION.....................................................14

    3.01     IN GENERAL.......................................................14
    3.02     ELIGIBILITY REQUIREMENTS.........................................14
    3.03     DATE OF PARTICIPATION............................................14
    3.04     TERMINATION OF ELIGIBILITY TO PARTICIPATE........................15
    3.05     OMISSION OF AN ELIGIBLE EMPLOYEE.................................15

ARTICLE 4 - CONTRIBUTIONS TO THE PLAN.........................................15

    4.01     CONTRIBUTIONS BY THE PARTICIPATING EMPLOYERS.....................15
    4.02     CONTRIBUTIONS BY PARTICIPANTS....................................15

                        NL Group 401(k) Plan - 1 - 1/1/07

ARTICLE 5 - EMPLOYEE ELECTIVE DEFERRALS.......................................16

    5.01     IN GENERAL.......................................................16
    5.02     APPLICABLE DEFINITIONS...........................................16
    5.03     THE ELECTION.....................................................17
    5.04     MAXIMUM AMOUNT OF ELECTIVE DEFERRALS.............................18

ARTICLE 6 - EMPLOYER MATCHING CONTRIBUTIONS...................................19

    6.01     MATCHING CONTRIBUTIONS...........................................19

ARTICLE 7 - OTHER EMPLOYER CONTRIBUTIONS AND FORFEITURES......................20

    7.01     MAKE UP CONTRIBUTIONS............................................20
    7.02     REGULAR EMPLOYER CONTRIBUTIONS...................................20
    7.03     TOP HEAVY CONTRIBUTIONS..........................................20
    7.04     TOP HEAVY DEFINITIONS............................................21

ARTICLE 8 - LIMITATIONS TO PREVENT DISCRIMINATION.............................23

    8.01     IN GENERAL.......................................................23
    8.02     EXCESS CONTRIBUTIONS TO MEMBERS OF THE
                  HIGHLY COMPENSATED GROUP....................................23
    8.03     THE ADP TEST.....................................................24
    8.04     DISTRIBUTION OF EXCESS CONTRIBUTIONS.............................24
    8.05     EXCESS AGGREGATE CONTRIBUTIONS TO MEMBERS
                  OF THE HIGHLY COMPENSATED GROUP.............................25
    8.06     THE ACP TEST.....................................................26
    8.07     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS...................26

ARTICLE 9 - LIMITATIONS ON ALLOCATIONS........................................27

    9.01     OVERVIEW OF ARTICLE 9............................................27
    9.02     GENERAL LIMITATION...............................................27
    9.03     DEFINITIONS......................................................28

ARTICLE 10 - VALUATIONS.......................................................30

    10.01       VALUATION OF PLAN ASSETS......................................30
    10.02       VALUATION OF ACCOUNTS.........................................30

ARTICLE 11 - BENEFITS.........................................................30

    11.01       OVERVIEW OF BENEFITS..........................................30
    11.02       NORMAL RETIREMENT AGE.........................................30
    11.03       EARLY RETIREMENT DATE.........................................30
    11.04       BENEFITS UPON TERMINATION OF SERVICE..........................31
    11.05       DEATH BENEFITS................................................31
    11.06       IN SERVICE WITHDRAWAL BENEFITS................................32
    11.07       HARDSHIP WITHDRAWAL BENEFITS..................................33
    11.08       OTHER DISTRIBUTION BENEFITS...................................33

ARTICLE 12 - FORM OF DISTRIBUTIONS............................................34

    12.01       OVERVIEW OF ARTICLES 12 - 15..................................34
    12.02       FORM OF PAYMENTS BEGINNING WHILE PARTICIPANT IS ALIVE.........34
    12.03       PAYMENTS BEGINNING AFTER THE PARTICIPANT'S DEATH..............34
    12.04       DIRECT ROLLOVERS..............................................35

ARTICLE 13 - TIME OF DISTRIBUTION.............................................35

    13.01       IN GENERAL....................................................35
    13.02       REQUIRED BEGINNING DATE.......................................36
    13.03       NONELECTIVE BEGINNING DATE....................................36
    13.04       NORMAL BEGINNING DATE FOR PAYMENTS TO A PARTICIPANT...........36
    13.05       NORMAL BEGINNING DATE FOR PAYMENTS TO A BENEFICIARY...........36
    13.06       ELECTION OF AN EARLIER DATE...................................37
    13.07       ELECTION OF A LATER DATE......................................37
    13.08       BENEFIT COMMENCEMENT..........................................37
    13.09       QUALIFIED DOMESTIC RELATIONS ORDERS...........................37

                        NL Group 401(k) Plan - 2 - 1/1/07

ARTICLE 14 - SPECIAL RULES FOR PARTICIPANT AND SPOUSAL WAIVER RIGHTS..........38

    14.01       IN GENERAL....................................................38

ARTICLE 15 - REQUIRED MINIMUM DISTRIBUTIONS...................................40

    15.01       OVERVIEW OF ARTICLE 15........................................40
    15.02       DEFINITIONS...................................................41
    15.03       TIME AND MANNER OF DISTRIBUTION...............................41
    15.04       REQUIRED MINIMUM DISTRIBUTIONS DURING
                  PARTICIPANT'S LIFETIME......................................42
    15.05       REQUIRED MINIMUM DISTRIBUTIONS AFTER
                  PARTICIPANT'S DEATH.........................................43

ARTICLE 16 - NAMED FIDUCIARIES AND THE ALLOCATION OF THEIR
                  RESPONSIBILITIES............................................44

    16.01       NAMED FIDUCIARIES.............................................44
    16.02       AUTHORITY AND RESPONSIBILITY OF THE EMPLOYER..................44
    16.03       AUTHORITY AND RESPONSIBILITY OF THE ADMINISTRATOR.............45
    16.04       AUTHORITY AND RESPONSIBILITY OF THE TRUSTEE...................45
    16.05       AUTHORITY AND RESPONSIBILITY OF THE INVESTMENT MANAGER........45
    16.06       BONDING.......................................................45
    16.07       INDEMNIFICATION...............................................45

ARTICLE 17 - PLAN ADMINISTRATOR...............................................46

    17.01       POWERS, DUTIES AND RESPONSIBILITIES...........................46
    17.02       APPOINTMENT, RESIGNATION AND REMOVAL OF THE ADMINISTRATOR.....47
    17.03       PAYMENT OF EXPENSES...........................................47
    17.04       CLAIMS PROCEDURE..............................................47
    17.05       LOCATION OF PAYEE UNKNOWN.....................................48

ARTICLE 18 - INVESTMENT OF PLAN ASSETS........................................49

    18.01       INVESTMENT DIRECTION..........................................49
    18.02       PLAN LOANS....................................................49
    18.03       PARTICIPANT DIRECTION OF INVESTMENTS..........................51

ARTICLE 19 - THE TRUSTEE......................................................51

    19.01       IN GENERAL....................................................51
    19.02       BASIC RESPONSIBILITIES OF THE TRUSTEE.........................52
    19.03       POWERS OF THE TRUSTEE.........................................52
    19.04       TRUSTEE'S COMPENSATION, EXPENSES AND TAXES....................54
    19.05       ANNUAL REPORT OF THE TRUSTEE..................................54
    19.06       APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEE...........55

ARTICLE 20 - PLAN AMENDMENT AND TERMINATION...................................56

    20.01       EMPLOYERS' AUTHORITY TO AMEND.................................56
    20.02       MERGER, CONSOLIDATION OR TRANSFER OF ASSETS...................56
    20.03       PLAN TERMINATION..............................................57

ARTICLE 21 - MISCELLANEOUS....................................................57

    21.01       SCOPE OF PARTICIPANTS' RIGHTS.................................57
    21.02       ALIENATION....................................................57
    21.03       CONSTRUCTION OF AGREEMENT.....................................59
    21.04       GENDER AND NUMBER.............................................59
    21.05       PROHIBITION AGAINST DIVERSION OF FUNDS........................59
    21.06       HEADINGS......................................................60
    21.07       REQUIREMENT OF WRITTEN DOCUMENTS..............................60
    21.08       USERRA........................................................60

ARTICLE 22 - PARTICIPATING EMPLOYERS..........................................60

    22.01       ELECTION TO BECOME A PARTICIPATING EMPLOYER...................60
    22.02       REQUIREMENTS OF PARTICIPATING EMPLOYERS.......................60
    22.03       DESIGNATION OF AGENT..........................................60
    22.04       EMPLOYEE TRANSFERS............................................61

                       NL Group 401(k) Plan - 3 - 1/1/07

    22.05       PARTICIPATING EMPLOYER'S CONTRIBUTION.........................61
    22.06       AMENDMENT AND TERMINATION OF THE PLAN.........................61
    22.07       DISCONTINUANCE OF PARTICIPATION...............................61
    22.08       ADMINISTRATOR'S AUTHORITY.....................................61

ARTICLE 23 - EGTRRA PROVISIONS................................................61

    23.01       PURPOSE OF THIS ARTICLE.......................................61
    23.02       LIMITATION ON ANNUAL EARNINGS.................................62
    23.03       SEVERANCE FROM EMPLOYMENT.....................................62
    23.04       [RESERVED]....................................................62
    23.05       MODIFICATION OF TOP HEAVY RULES...............................62
    23.06       [RESERVED]....................................................63
    23.07       MAXIMUM ANNUAL ADDITION.......................................63
    23.08       [RESERVED]....................................................63
    23.09       REVISION TO THE SEPARATION FROM SERVICE EXCEPTIONS............63
    23.10       MODIFICATION OF DIRECT ROLLOVER RULES.........................63

                               NATIONAL LIFE GROUP

                                   401(k) PLAN

The Participating Employers of the National Life Group maintain this Plan for the benefit of their Employees to provide them with deferred income and to encourage them to adopt a regular savings and thrift program to increase their financial security.

                            ARTICLE 1 - DEFINITIONS

1.01       ACCOUNT

"Account" means the separately accounted for record established and maintained by the Administrator for each Participant with respect to his total interest in the Plan. It may include one or more of the following subaccounts described in articles 4 - 7: a "Pre-Tax Elective Deferral Subaccount," a "Matching Contribution Subaccount," an "Employer Regular Contribution Subaccount," an "Employee Contribution Subaccount," and a "Rollover Contribution Subaccount." In addition, should the Plan be modified to permit elective deferral contributions to be made on a Roth elective deferral basis, it may include a Roth Elective Deferral Subaccount and a Roth Rollover Subaccount.

In addition, for certain Participants who are or were Employees of Life Insurance Company of the Southwest, it includes assets in the Plan which are attributable to a prior defined contribution pension plan maintained by an Employer. Those assets shall be held in a separate "Prior Employer Contribution Pension Subaccount" and/or a separate "Prior Employee Contribution Pension Subaccount," as applicable, for each affected Participant. As to any Participant, these two subaccounts may be referred to in the aggregate as the "Prior Pension Subaccounts." Amounts in the Prior Pension Subaccounts will be QJSA Benefits if the value on the date of determination is $5,000 or more. Amounts in the Prior Employer Contribution Pension Subaccount shall be 100% Vested, shall be subject to the distribution provisions of articles 12 - 15, and shall not be available for in-service withdrawals prior to Normal Retirement Age. They may only be distributed upon termination from service, death, total disability, or Plan termination. Amounts in the Prior Employee Contribution Pension Subaccount shall be 100% Vested, and shall be subject to the distribution provisions of articles 12 - 15, except that subject to rules established by the Administrator, a Participant may, subject to compliance with the QJSA rules, request a distribution of amounts attributable to this Subaccount at any time.

                        NL Group 401(k) Plan - 4 - 1/1/07

The assets credited to the Account shall be valued as of each Valuation Date at their fair market value.

1.02       ACCRUED BENEFIT

"Accrued Benefit" means the total value of the Account maintained for the benefit of the Participant or Beneficiary. In determining the benefits payable under this Plan upon a distribution, those benefits shall be decreased by any portion of the Accrued Benefit which was used as a security interest for a Plan loan and which is used for repayment of that loan. This decrease shall only apply in determining the amount of a QJSA Benefit, however, where there has been a valid spousal consent as described in section 18.02(g).

1.03       ADMINISTRATOR

The entity responsible for a particular administrative function pursuant to the provisions of article 17.

1.04       ANNIVERSARY DATE

The Anniversary Date for a Plan Year is the last day of the Plan Year.

1.05       ANNUITY STARTING DATE

"Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or in any other form. A given Annuity Starting Date shall only apply to the benefit being distributed. Amounts which are not part of that distribution, including amounts accrued after that Annuity Starting Date, shall have their own Annuity Starting Date(s).

1.06       BENEFICIARY

The person or persons to whom any benefits are payable under the provisions of the Plan after the death of the Participant.

1.07       CASH OUT BENEFIT

A Participant has a benefit which is subject to being cashed out on a nonelective basis if (i) the Annuity Starting Date as to that benefit has not yet occurred, and (ii) the value of the Participant's Vested Accrued Benefit is not, as of the date of distribution, more than $5,000 for distributions before March 28, 2005, and more than $1,000 for distributions on or after that date.

1.08       CODE

The Internal Revenue Code of 1986, as amended.

1.09       COMPENSATION

(a) "Total Compensation" for an Employee is determined under the rules applied to reporting on Form W-2, based on the compensation actually paid to the Employee in the calendar year. Such compensation includes wages within the meaning of Code ss. 3401(a) and all other payments of compensation to an Employee by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code ss.ss. 6041(d), 6051(a)(3), and 6052. Such compensation will be determined without regard to any rules under Code ss. 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the

                        NL Group 401(k) Plan - 5 - 1/1/07
services performed (such as the exception for agricultural labor in Code ss. 3401(a)(2)). In addition, this term shall include any elective deferral (as defined in Code section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code section 125, 132(f), or 457.

(b) "Compensation" shall have the same meaning and shall be determined in the same manner as Total Compensation, except that the only elements included are the base salary paid by an Employer to the Employee, or such amounts which constituted an elective deferral (as defined in Code section 402(g)(3) by the Employee or an amount contributed or deferred by the Employer at the election of the Employee which is not includible in gross income of the Employee by reason of Code section 125, 132(f), or 457.

(c) For Plan Years beginning after 1988 and prior to 1994, the annual Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d). For Plan Years beginning on and after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B).

1.10       DISTRIBUTABLE EVENT

An event which makes a Participant who has a Vested Accrued Benefit, or his Beneficiary, eligible to receive a distribution from the Plan at such time as the Plan provides that a distribution may be made. These events are: the Participant's termination from service (including Retirement), the death of the Participant, the determination that the Participant is Totally Disabled, the Participant's having reached his Normal Retirement Date, or the Participant's having reached his Required Beginning Date. The termination of the Plan is a Distributable Event, but only if the Plan termination meets the requirements of section 11.08.

However, for Plan Years beginning on or after January 1, 2006, in lieu of the provisions referenced in section 11.08(a), the termination of the Plan is a Distributable Event only if the termination of the Plan occurs without the Employer maintaining another defined contribution plan (other than an employee stock ownership plan as defined in Code ss. 4975(e)(7) or 409(a), a simplified employee pension plan as defined in ss. 408(k), a SIMPLE IRA plan as defined in ss. 408(p), a plan or contract described in ss. 403(b), or a plan described in ss. 457(b) or (f)) at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the Plan and the resulting distribution will be made in a lump sum.

For purposes of the Plan, "termination from service" means termination of employment with the Employer sponsoring the Plan, but for any Participant who has not yet attained age 59 1/2, only if such termination constitutes a separation from service or a termination Of employment as described in section 11.08.

1.11       EARLIEST DISTRIBUTION DATE

The earliest date on which a Participant may elect to receive a distribution of retirement benefits from the Plan is the Valuation Date coinciding with or following a Distributable Event.

1.12       EARLY RETIREMENT DATE

The first day of the month coincident with or next following the Participant's 55th birthday, or if earlier, the Early Retirement Date which would apply to any individual who is also a Participant in this Plan under any special early retirement program which a Participating Employer may adopt with the approval of National Life Insurance Company.

                        NL Group 401(k) Plan - 6 - 1/1/07

1.13       ELECTIVE DEFERRAL

Any Employer contributions made to the Plan at the election of a Participant in lieu of cash compensation. This term shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferrals are the sum of all amounts treated as Elective Deferrals for purposes of Code section 402(g).

1.14       EMPLOYEE

Any common law or statutory employee of an Employer. The term "Employee" also includes any Leased Employee who is required by the provisions of Code ss. 414(n) or ss. 414(o) to be treated as an employee of an Employer.

1.15       EMPLOYER

"Employer" means National Life Insurance Company and any Associated Employer. Alternatively, as applicable where required by the context, the term "Employer" shall include, in the aggregate, all of the Participating Employers.

(a) "Associated Employer" means any employer which is a member of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades or businesses under common control under Code Section 414(c), of which National Life Insurance Company is also a member, as well as any employer required to be aggregated with National Life Insurance Company under the provisions of Code Section 414(o).

(b) "Participating Employer" means any Employer which has adopted this Plan with the approval of National Life Insurance Company, and as of January 1, 2001 shall mean National Life Insurance Company, Insurance Investors Life Insurance Company, and Life Insurance Company of the Southwest.

1.16       ERISA

The Employee Retirement Income Security Act of 1974, as amended.

1.17       401(K) VESTING AND DISTRIBUTION REQUIREMENTS

Subaccounts which are subject to the 401(k) Vesting and Distribution Requirements are those which are subject to the requirements of Code sections 401(k)(2)(B) and (C). Accordingly, amounts in those subaccounts shall be 100% immediately Vested and shall not be distributed or withdrawn prior to the earliest of the Participant's attainment of age 59 1/2, termination from service, death, disability, a Plan termination described in section 11.08, and a hardship described in section 11.07. These requirements shall only apply to the subaccounts to which the Plan provisions make them specifically applicable.

1.18       FORFEITURE

That portion of a Participant's Accrued Benefit that is not Vested. A Forfeiture occurs after a Participant has terminated from service on the earlier of:

(a) the distribution or withdrawal of the Vested portion of a Participant's Accrued Benefit attributable to Employer contributions, (including a deemed distribution of this amount where the Participant has no Vested interest), or

                        NL Group 401(k) Plan - 7 - 1/1/07

(b) the last day of the Plan Year in which the Participant incurs five consecutive Break Years.

In addition, a Forfeiture occurs with respect to any Matching Contributions which are determined to be excess aggregate contributions, as described in article 8, and with respect to any Matching Contributions when the Elective Deferrals to which they relate are distributed in a corrective distribution of excess deferrals or excess contributions. A Forfeiture will also arise in the situation described in section 17.05 when a payee cannot be located.

Forfeitures will be used to reduce the contributions of the Participating Employers, other than the contribution of any amount attributable to a Participant's Elective Deferral.

1.19       HIGHLY COMPENSATED EMPLOYEE

Any Employee who had Total Compensation from the Employer, measured over the calendar year preceding the Plan Year, in excess of the "HCE amount". The "HCE amount" is $80,000, as adjusted at the same time and in the same manner as the adjustments provided in Code section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

In addition, the term Highly Compensated Employee includes highly compensated former employees. A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for any Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday. Whether an Employee was a highly compensated active employee for a determination year that ended on or after the Employee's 55th birthday, or that separation year, is based on the rules applicable to determining Highly Compensated Employee status in effect for that determination year.

1.20       LEASED EMPLOYEE

With respect to an Employer which is the recipient of services in connection with its trade or business, a "Leased Employee" is any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (the "leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient.

Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. A Leased Employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

1.21       LEAVE OF ABSENCE

A period other than vacation or paid holidays during which, by reason of an Employer authorization, an individual is not actively at work with any Employer but still may be entitled to some or all of the privileges and benefits accorded Employees by the Employer. For purposes of this Plan, there are two types of Leaves of Absence. A "Covered Leave of Absence" includes authorized sick leave,


                       NL Group 401(k) Plan - 8 - 1/1/07
both paid and unpaid; any leave of absence granted as part of an Employer's work force reduction program; leaves granted for jury duty and court appearances; leaves granted for annual, regularly scheduled field exercises with a reserve component of the U.S. armed services or with the National Guard; and other short term leaves for a family emergency or a death in the family. An "Excluded Leave of Absence" includes a leave granted for extended active service in the military; and any leave granted pursuant to an Employee's request made on a voluntary basis to take an unpaid leave of absence. A Leave of Absence for military service will retroactively be treated as a Covered Leave of Absence, however, upon the individual's return within the time limits established by law after his separation from such military service. Except in the situations specifically enumerated in this paragraph, the determination of whether an Employee is on a Covered or an Excluded Leave of Absence will be made in the sole discretion of the Company under rules uniformly applied to all Employees. Coverage under this Plan will continue during a Covered Leave of Absence but will terminate at the beginning of an Excluded Leave of Absence.

1.22       MATCHING CONTRIBUTION

Any Employer contributions made to the Plan on account of a Participant's Elective Deferral.

1.23       NON-HIGHLY COMPENSATED EMPLOYEE

An Employee or former Employee who is not a Highly Compensated Employee.

1.24       NON-QJSA BENEFIT

A "Non-QJSA Benefit" is a benefit to which the joint and survivor annuity requirements of Code ss. 401(a)(11)(A) do not apply. Regardless of the remaining provisions of this section, a Participant's benefit is always a Non-QJSA Benefit if the value of the Participant's Account (determined without regard to the Participant's Rollover subaccount) is not more than $5,000. A Participant has a Non-QJSA Benefit with respect to any subaccount as to which both (1) and (2) apply: (1) the Participant either cannot or has not elected to receive benefits from that subaccount in any form of a life annuity, and (2) the subaccount is not a Prior Pension Subaccount and no amounts in the Participant's subaccount are attributable to a direct transfer from a pension plan or to a benefit under a profit sharing plan which was subject to the qualified joint and survivor annuity requirements of Code ss. 401(a)(11)(B). FoR purposes of this section, any amount in a Participant's Account attributable to a rollover contribution, including a direct rollover, shall not be considered to be attributable to a direct transfer from another plan.

1.25       NORMAL RETIREMENT AGE

The Participant's attainment of age 65. A Participant's "Normal Retirement Date" is the first of the month following the attainment of age 65.

1.26       PARTICIPANT

An individual who is or may become eligible for Plan benefits. Participant status starts when the individual enters the Plan and continues as long as the individual has an interest in the Plan.

(a) There are two categories of Participants.

         (1) "Active Participant" means a Participant who is an Employee who is not in an Excluded Class of Employees and who is eligible for allocations of Employer contributions. Active Participant status begins upon entering or reentering the Plan and ends on the earliest date described in section 3.04.

                        NL Group 401(k) Plan - 9 - 1/1/07

         (2) "Inactive Participant" means an individual with an interest in the Plan who may no longer actively participate because of an event described in article 3 or who has made a rollover contribution when the individual was not an Active Participant.

(b) There are two classes of Participants.

         (1) "Class ON" Participants are Participants who are Employees of National Life Insurance Company who, in their current period of employment, entered a "with benefits" classification before July 1, 2001.

         (2) "Class NN" Participants are Participants who are:
             (A) Employees of a Participating Employer who, in their current period of employment, entered a "with benefits" classification on or after July 1, 2001, and
             (B) Employees of Life Insurance Company of the Southwest whose employment began prior to July 1, 2001.

         However, a Participant who: (1) is listed in the records of the Employer as having been covered by the January 2004 Outsourcing Event,
         (2) is re-employed in a "with benefits" classification by the Employer on or before February 1, 2005, (3) was a Class ON Participant prior to that Event, and (3) makes an irrevocable written election to be treated as a Class ON Participant for purposes of all of the Employer's retirement plans upon the re-employment described in (2), shall be treated as a Class ON Participant for purposes of this subsection.

1.27       PLAN

The National Life Group 401(k) Plan, a profit-sharing plan which is governed by the provisions of this document and any amendments thereto.

1.28       PLAN YEAR

The calendar year.

1.29       PRE-RETIREMENT SURVIVOR ANNUITY

A pre-retirement death benefit payable to the surviving Spouse of a Participant as a straight life annuity. The amount of this benefit is equal to what can be purchased with 100% of the portion of the Participant's Vested Accrued Benefit, if any, which is classified as a QJSA Benefit.

1.30       QJSA BENEFIT

A "QJSA Benefit" is a benefit to which the joint and survivor annuity requirements of Code ss. 401(a)(11)(A) do apply. Regardless of the remaining provisions of this section, a Participant's benefit is always a Non-QJSA Benefit if the value of the Participant's Account (determined without regard to the Participant's Rollover subaccount) is not more than $5,000. A Participant has a QJSA Benefit with respect to any subaccount EXCEPT with respect to any subaccount as to which both (1) and (2) apply: (1) the Participant either cannot or has not elected to receive benefits from that subaccount in any form of a life annuity, and (2) the subaccount is not a Prior Pension Subaccount and no amounts in the Participant's subaccount are attributable to a direct transfer from a pension plan or to a benefit under a profit sharing plan which was subject to the qualified joint and survivor annuity requirements of Code ss. 401(a)(11)(B). For purposes of this section, any amount in a Participant's Account attributable to a rollover contribution, including a direct rollover, shall not be considered to be attributable to a direct transfer from another plan.

                       NL Group 401(k) Plan - 10 - 1/1/07

1.31       QUALIFIED JOINT AND SURVIVOR ANNUITY

An annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is 100% of the amount payable during the joint lives of the Participant and Spouse and which is the amount of benefit which can be purchased with the Participant's Vested QJSA Benefit. If the Participant does not have a Spouse, then this term means an annuity for the life of the Participant.

1.32       RETIRE OR RETIREMENT

Termination from service (other than by reason of death) on or after the date the Participant attained Normal Retirement Age, or if earlier and if applicable, on or after the Participant's Early Retirement Date.

1.33       SPOUSE

The spouse of the Participant as of a given date, as determined under the laws of the United States (specifically including title 1, ss. 7 of the United States
Code) and to the extent consistent therewith under the laws of the State in which the Participant is a resident on that date. However, a former spouse of the Participant rather than the Participant's current Spouse will be treated as the Participant's "spouse" to the extent provided under a qualified domestic relations order as described in Code section 414(p).

1.34       SURVIVING SPOUSE BENEFIT

A benefit provided by the Plan when the Participant dies before the Annuity Starting Date and is survived by a Spouse. In the case of a Participant with a Non-QJSA Benefit, this benefit is the entire value of the Participant's Non-QJSA Benefit and is payable as a lump sum. In the case of a Participant with a QJSA Benefit, this benefit is the Pre-retirement Survivor Annuity.

1.35       TOTAL DISABILITY

A physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by the Administrator in his sole discretion based upon the opinion of a licensed physician chosen by him and/or upon any other factors demonstrating the existence or nonexistence of disability as the Administrator may deem appropriate. The Administrator may, in its discretion, accept as determinative of total and permanent disability: (1) the receipt by the Participant of Social Security disability payments, or (2) if the Participant is also covered by an insured long term disability plan sponsored by the Participating Employer, the determination of disability by the Insurer. The Administrator may also, in its discretion, accept as determinative of whether or not such disability is permanent the continued existence of the disability for more than six months. The determination shall be applied uniformly to all Participants.

A Participant who is determined to have a Total Disability shall be 100% Vested in his Accrued Benefit.

1.36       TRUST FUND

The assets of the Plan which are held in the Trust.

1.37       TRUSTEE

American Guaranty and Trust Company, and any successor to such Trustee.

                       NL Group 401(k) Plan - 11 - 1/1/07

1.38       VALUATION DATE

Each day on which the New York Stock Exchange is open.

1.39       VEST OR VESTED

The portion of a Participant's Account which is nonforfeitable.

Regardless of any vesting schedule which would otherwise apply, an affected Participant shall be fully Vested in his or her Account upon the complete or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan. Regardless of any vesting schedule which would otherwise apply, an individual who is an Active Participant upon death, becoming Totally Disabled, or upon attaining Normal Retirement Age or at Early Retirement Date, shall be fully Vested in his or her Account.

                              ARTICLE 2 - SERVICE

2.01       HOURS OF SERVICE

"Hour of Service" shall mean:

(a) Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to ss. 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

(c) Each hour for which back pay, regardless of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d) Hours of Service will be credited for employment with any Employer. Hours of Service will also be credited for any individual considered an employee for purposes of this Plan under Code ss. 414(n) or ss. 414(o).

(e) In the case of an individual who is absent from work for maternity or paternity reasons, the period from the first anniversary of the Date of Absence to the second anniversary of that date shall constitute neither a Period of Service nor a Period of Severance. The individual's Severance From Service Date shall be the second anniversary of the Date of Absence if the individual has not again been credited with an Hour of Service before that second anniversary occurs. For purposes of this subsection an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection of the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                       NL Group 401(k) Plan - 12 - 1/1/07

2.02       YEARS OF SERVICE, BREAK YEARS, AND YEARS OF EMPLOYMENT

The following terms, as they relate to determining service, shall have the following meanings:

(a) "Alternate Service" means service as a general agent of National Life Insurance Company in a category which the Participating Employers have specified as eligible to be credited as "Alternate Service;" service as an agent if such service would count towards eligibility for the National Life Insurance Company Agents Pension Plan; or service as an employee of a general agent of the Company if such service as an agency employee would count toward eligibility for the National Life Insurance Company Agency Employees Pension Plan.

(b) "Break Year" means a portion of a Period of Severance which extends for a period of one year. Break Years are measured from the Severance From Service Date and from anniversaries of that date. For this purpose, partial years shall be disregarded, not aggregated.

(c) "Date of Absence" The date on which an "absence" begins. For this purpose an absence occurs when an individual is no longer performing services for the Company as an Employee or in Alternate Service and this cessation arises from a cause other than a Severance. Such causes shall include the individual's becoming disabled, being laid off or going on an approved Leave of Absence.

(d) "Date of Severance" means the date on which a severance occurs. For this purpose a "Severance" occurs when the individual has ceased to be an Employee because of death, termination or Retirement and the individual is not in Alternate Service.

      However, a date which otherwise meets the above criteria shall not be considered a Date of Severance:

     (1) if the individual has a Reemployment Commencement Date prior to the first anniversary of what would otherwise have been the Date of Severance and there has been no Date of Absence preceding what would otherwise have been the Date of Severance, or

     (2) if there has been a Date of Absence prior to the first anniversary of what would otherwise have been the Date of Severance and the individual has a Reemployment Commencement Date prior to the first anniversary of that Date of Absence.

(e) "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

(f) "Period of Service" means the period or periods from the Employment Commencement Date and from each Reemployment Commencement Date to the respective Severance From Service Date.

(g) "Period of Severance" means the period from the Severance From Service Date to the Reemployment Commencement Date.

(h) "Reemployment Commencement Date" means the date on which an Employee first performs an Hour of Service after a Period of Severance.

(i) "Severance From Service Date" means the earlier of the Date of Severance or the first anniversary of the Date of Absence.

                       NL Group 401(k) Plan - 13 - 1/1/07

(j) "Year of Service" means a Period of Service of twelve months. In determining Years of Service, nonsuccessive Periods of Service shall be aggregated and fractional portions shall be credited on the basis of 30-day months. Except for purposes of aggregation, fractional years of service shall be ignored.

(k) Notwithstanding the preceding, service credit with respect to qualified military service will be provided in accordance with Code ss.414(u) for reemployments on and after December 12, 1994.

2.03       EFFECT OF A BREAK YEAR

The following rule applies when an Employee has an Hour of Service after having a Break Year. If an Employee did not have a Vested interest in the Plan when he had the Break Year and has had at least 5 consecutive Break Years, then prior Years of Service shall not be recognized if the number of consecutive Break Years is equal to or greater than the Employee's prior Years of Service.

                           ARTICLE 3 - PARTICIPATION

3.01       IN GENERAL.

This article provides rules on when an Employee becomes a Participant in the Plan, and when an individual ceases to be a Participant in the Plan. In general, every Employee who meets the eligibility requirements will automatically become a Participant.

3.02       ELIGIBILITY REQUIREMENTS.

(a) To be eligible to become an Active Participant, an individual must be an Eligible Employee. Employees will not be considered "Eligible Employees" and will not be eligible to be Active Participants while they are members of an Excluded Class of Employees. In addition, an Employee who is not eligible to be an Active Participant will be eligible as an Inactive Participant upon making a rollover contribution to the Plan.

(b) The Excluded Classes of Employees include: (1) any Employees who are not employed by a Participating Employer; (2) any Employee of a Participating Employer other than an Employee who is in a category established by that Employer which that Employer has specified as eligible to receive the benefits of this Plan. Categories of Employees who are eligible to receive Plan benefits include but is not limited to those classified by an Employer as being in the "Regular with Benefits" and "Fixed Term with Benefits" categories; (3) any Employee who is on an Excluded Leave of Absence; and (4) any individuals who have been reclassified as common law employees of an Employer to meet the requirements of the law but who originally appeared in the records of the Employer as independent contractors with respect to the Employer rather than as either common law employees or statutory employees with respect to the Employer. Individuals described in (4) shall be considered to be in an Excluded Class only for the period reflecting such treatment in the Employer's records.

(c) If an individual is employed by more than one Employer in the NL Group, and is an Eligible Employee as to one or more Employers but not as to all of such Employers, only the Compensation with respect to which the individual is considered an Eligible Employee shall be taken into account for Plan purposes.

3.03       DATE OF PARTICIPATION.

An Eligible Employee will become an Active Participant as of the date the individual is classified as an Eligible Employee in the business records of the Participating Employer.

                       NL Group 401(k) Plan - 14 - 1/1/07

3.04       TERMINATION OF ELIGIBILITY TO PARTICIPATE

A Participant shall cease to be an Active Participant as of the earliest of the date the individual ceases to be classified as an Eligible Employee in the business records of the Participating Employer, the date of termination of employment, reclassification, death, Retirement or when the individual is determined to have a Total Disability.

An individual shall cease to be a Participant when the individual both ceases to be an Active Participant and has received a distribution of his or her entire Vested Accrued Benefit.

If an Active Participant enters an Excluded Class of Employees, then although he becomes an Inactive Participant he shall continue to Vest in his interest in the Plan for each Year of Service completed while a non-eligible Employee, until such time as his Accrued Benefit shall be forfeited or distributed pursuant to the terms of the Plan.

3.05       OMISSION OF AN ELIGIBLE EMPLOYEE.

If for any Plan Year an individual who should have been brought into the Plan is erroneously omitted, and the Administrator does not become aware of the omission until after the Participating Employer's contribution has been made and allocated, the Participating Employer shall make an additional contribution for that individual's benefit in the amount which the individual would have had allocated to his Account if he had been brought into the Plan at the proper time, and, if that allocation would cause the Plan to violate the nondiscrimination requirements of Code section 401(a)(4), section 401(k), and/or section 401(m), as applicable, for that Plan Year, the minimum additional contribution for allocation to other Participants which the Administrator determines will permit the Plan to meet those nondiscrimination requirements for that Plan Year. This contribution shall be made whether or not it is deductible by the Participating Employer.

                     ARTICLE 4 - CONTRIBUTIONS TO THE PLAN

4.01       CONTRIBUTIONS BY THE PARTICIPATING EMPLOYERS.

For each Plan Year, the Participating Employers shall determine the amount they shall contribute to the Plan. This amount shall be reduced, as necessary, so that it does not exceed the maximum amount allowed to any Employer as a current deduction under Code section 404. However, the Employers' contributions will not be less than the amounts needed to make any necessary restoration of any Participant's forfeited Account, to contribute the amount of any Elective Deferrals, to make up any contributions for an erroneously omitted Employee, and to make any required top heavy minimum allocations, even if satisfying the requirements of this sentence would result in a contribution which was not deductible under Code section 404.

4.02       CONTRIBUTIONS BY PARTICIPANTS.

(a) Contributions by Participants are neither required nor, in general, permitted. A Participant may make a contribution to the Plan to pay back a prior distribution, as described in section 11.04.

(b) In addition, Employees may make rollover contributions. The amounts rolled over shall be allocated to the individual's Rollover Subaccount. Amounts in the Rollover Subaccount are 100% immediately Vested, shall be classified as a Non-QJSA Benefit, and are not subject to the 401(k) Vesting and Distribution Requirements. For purposes of this section, rollover amounts shall mean an Employee's interest in another qualified plan which the Employee caused to be directly rolled over to this Plan, and/or distributions received by an Employee

                       NL Group 401(k) Plan - 15 - 1/1/07
from another qualified Plan or a conduit individual retirement arrangement which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty days following his receipt thereof. Prior to accepting any transfers to which this section applies, the Administrator may require the Employee to establish and/or to provide a written statement from the administrator of the distributing plan or arrangement satisfactory to the Administrator that the amounts to be rolled over meet the requirements of this section. The Administrator may agree to accept transfers which are not in the form of cash only with the consent of the Trustee. The amounts in the Rollover Subaccount are part of the Participant's Accrued Benefit and subject to the distribution rules of articles 12 - 15, except that subject to the rules established by the Administrator for doing so, a Participant may request a distribution of amounts in this Subaccount at any time. However, if the Administrator determines that an invalid rollover contribution has been accepted, the amount of the invalid rollover contribution, plus any attributable earnings, shall be distributed to the Employee within a reasonable time after such determination is made.

(c) In addition, although after-tax contributions by Participants are not currently permitted, the Plan shall maintain an Employee Contribution Subaccount for such contributions which Participants have made previously on a voluntary basis. Amounts in the Employee Contribution Subaccount are 100% Vested and are not subject to the 401(k) Vesting and Distribution Requirements. The amounts in this subaccount shall be classified as a Non-QJSA Benefit. The amounts in the Employee Contribution Subaccount are part of the Participant's Accrued Benefit and are generally subject to the distribution rules of articles 12 - 15, except that subject to the rules established by the Administrator for doing so, a Participant may request a distribution of amounts in this Subaccount at any time.

                    ARTICLE 5 - EMPLOYEE ELECTIVE DEFERRALS

5.01       IN GENERAL.

The Participating Employers shall contribute an amount equal to the amount by which an Active Participant elects to reduce the compensation which would otherwise be paid to him. This amount shall be allocated to the Participant's "Pre-Tax Elective Deferral Subaccount" unless and until such time as the Plan permits a Participant to elect to have deferrals allocated to a "Roth Elective Deferral Subaccount" and an effective election by the Participant to have Roth Elective Deferrals is in force with respect to the Participant's Elective Deferrals. The Pre-Tax Elective Deferral Subaccount and the Roth Elective Deferral Subaccount are each a separate subaccount established and maintained for each Participant with respect to the Participant's interest in the Plan resulting from Elective Deferrals. The amounts in both subaccounts are 100% nonforfeitable and are subject to the 401(k) Vesting and Distribution Requirements.

5.02       APPLICABLE DEFINITIONS.

The following definitions apply for Plan purposes with respect to the subject matter of this article.

(a) "ELECTIVE DEFERRAL" shall mean any employer contributions made to any of the following plans at the election of an employee in lieu of cash compensation. With respect to any taxable year, an individual's Elective Deferrals are the sum of all employer contributions made on behalf of such individual pursuant to an election to defer under any qualified cash or deferred arrangement ("CODA") described in Code ss. 401(k), any salary reduction simplified employee pension described in ss. 408(k)(6), any SIMPLE IRA plan described in ss. 408(p), and any plan described under ss. 501(c)(18); and any employer contributions made on the behalf of the individual for the purchase of an annuity contract under Code ss. 403(b) pursuant to a salary reduction agreement. For years beginning after 2005, the term "Elective Deferrals" includes Pre-tax Elective Deferrals and Roth

                       NL Group 401(k) Plan - 16 - 1/1/07

Elective Deferrals. Pre-tax Elective Deferrals are an individual's Elective Deferrals that are not includible in the individual's gross income at the time deferred. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

(b) "EXCESS ELECTIVE DEFERRALS" shall mean those Elective Deferrals of an individual that either (1) are made during the individual's taxable year and exceed the dollar limitation under Code ss. 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in ss. 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code ss. 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in ss. 414(v)) for the individual's taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer.

(c) "CATCH-UP CONTRIBUTION" means an Elective Deferral made to the Plan that is in excess of an otherwise applicable plan limit and that is made by a Participant who is aged 50 or over by the end of his taxable year in any Plan Year in which such contributions are permitted under section C of the Adoption Agreement. An otherwise applicable plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on annual additions, the dollar limitation on Elective Deferrals under Code ss. 402(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage (ADP) test under Code ss. 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code ss. 414(v)(2)(B)(i) for the taxable year. The dollar limit on Catch-up Contributions under Code ss. 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code ss. 414(v)(2)(C). Any such adjustments will be in multiples of $500.

Catch-up Contributions are not subject to the limits on annual additions, are not counted in the ADP test and are not counted in determining the minimum allocation under Code ss. 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is Top Heavy). Provisions in the Plan relating to Catch-up Contributions apply to Elective Deferrals made after 2001.

(d) "ROTH ELECTIVE DEFERRALS" are an individual's Elective Deferrals that are includible in the individual's gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the individual in his or her deferral election. An individual's Roth Elective Deferrals will be maintained in a separate subaccount containing only the individual's Roth Elective Deferrals and gains and losses attributable to those Roth Elective Deferrals. Roth Elective Deferrals may not be made under this Plan.

5.03       THE ELECTION.

(a) AFFIRMATIVE ELECTION. An Active Participant, or an Employee who is making an election which will go into effect when he becomes an Active Participant, may elect to defer from 1% - 50% of Compensation.

To become effective, the compensation deferral election must be in writing, must be delivered to the Administrator prior to the time it is to become effective, and must satisfy all of the requirements specified by the Administrator for such elections.

An election may be made at any time within the 30 day period prior to the beginning of the Plan Year and at any time within the Plan Year subject to such rules as the Administrator shall adopt for elections made within the Plan Year, but these rules shall provide Participants with an opportunity at least once in each Plan Year to make or change a deferral election. No election may be made, however, in the six consecutive month period following the date the Participant receives a hardship withdrawal described in section 11.07.

                       NL Group 401(k) Plan - 17 - 1/1/07

(b) DEEMED ELECTION FOR NEW PARTICIPANTS. At the time an Employee becomes an Active Participant, the Employee will be deemed to have made an election to defer 3% of Compensation on a pre-tax basis, unless prior to that time the individual makes an affirmative election, pursuant to the rules of subsection
(a), either not to defer any portion of Compensation, or else to defer some other percentage of Compensation. The Administrator shall provide a notice explaining the Plan's procedures with respect to the deemed election and the rules under which the Employee can make an affirmative election to change the deemed election within a period of no less than 30 days (or such other period as is reasonable under the circumstances) prior to the time the deemed election rule would first apply to a new Participant.

(c) DURATION OF THE ELECTION. The election shall remain in force until the earliest of: (i) the time the Administrator can reasonably effect the termination after receipt of a written election from the Participant, (ii) the distribution to a Participant of a hardship withdrawal described in section 11.07, (iii) the cessation of the individual's status as an Active Participant, and (iv) the effective date of an amendment to the Plan terminating the right of Participants to have such elections in effect.

The Administrator shall establish and communicate uniformly applicable rules on the timing and frequency of elections to begin deferrals, to change deferrals, and to terminate deferrals.

5.04       MAXIMUM AMOUNT OF ELECTIVE DEFERRALS.

(a) ELECTIVE DEFERRAL LIMIT. The maximum amount which will be contributed on behalf of any Participant as an Elective Deferral under this Plan, together with the maximum amount which will be contributed as an Elective Deferral under any other plan sponsored by the Employer, for any taxable year of the individual is an amount equal to the dollar limitation contained in Code section 402(g) in effect at the beginning of such taxable year. The dollar limitation contained in Code ss. 402(g) is $10,500 for taxable years beginning in 2000 and 2001, increasing to $11,000 for taxable years beginning in 2002 and increasing by $1,000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code ss. 402(g)(4). Any such adjustments will be in multiples of $500. In the case of a Participant aged 50 or over by the end of the taxable year, the dollar limitation described above is increased by any amount of Elective Deferrals that can be treated as Catch-up Contributions.

(b) DISTRIBUTION OF EXCESS ELECTIVE Deferrals. If a Participant receives an allocation of elective deferral contributions under this Plan and any plans of Affiliated Employers or unrelated employers in any taxable year, the Participant may have Excess Elective Deferrals for that taxable year.

A Participant who made any elective deferral contributions to this Plan in a taxable year may, by February 15 of the following calendar year, request a return of some or all of the value of such contributions. The request must be in writing and must include a certification by the Participant that the amounts requested are Excess Elective Deferrals and the extent to which, if any, the Excess Elective Deferrals are comprised of Roth Elective Deferrals. For this purpose, a Participant shall be deemed to have made this request with respect to Excess Elective Deferrals determined by taking into account only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer, and the Participant shall be deemed to have specified as the portion of such Excess Elective Deferrals which comprise Roth Elective Deferrals only that portion of the Excess Elective Deferrals which exceed the Participant's Pre-Tax Elective Deferrals for that period.

                       NL Group 401(k) Plan - 18 - 1/1/07

After receipt of a timely request for a distribution of Excess Elective Deferrals, the Administrator shall make a distribution to the Participant no later than the April 15 following receipt of the request. For Plan Years beginning after 2005, distribution of Excess Elective Deferrals for a year shall be made first from the Participant's Pre-Tax Elective Deferral subaccount, to the extent Pre-Tax Elective Deferrals were made for the year, unless the Participant specifies otherwise. The distribution shall be for the amount of the Excess Elective Deferral, adjusted for gains and losses with respect thereto up to end of the tax year in which the Excess Elective Deferral was made and, for calendar years beginning after 2006, if the distribution will be made after the end of the calendar year, the gain and losses from the end of the year to the date of distribution. The gain or loss for the taxable year in which the Excess Elective Deferral was made is determined by multiplying the gain or loss on the Participant's account attributable to Elective Deferral contributions by a fraction. The fraction's numerator is the amount of Excess Elective Deferrals for the year and the fraction's denominator is value of the Participant's account balance attributable to Elective Deferral contributions as of the end of the year without regard to any gain or loss occurring during such taxable year. The gain or loss allocable to the period between the end of the calendar year and the date of distribution equals 10 percent of the amount of the income for the calendar year multiplied by the number of whole calendar months between the end of the calendar year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Excess Elective Deferrals which are distributed will not be treated as an Annual Addition for the Limitation Year.

                  ARTICLE 6 - EMPLOYER MATCHING CONTRIBUTIONS

6.01       MATCHING CONTRIBUTIONS.

The Participating Employers shall contribute a Matching Contribution based on the Elective Deferral Contributions made on behalf of a Participant for the Plan Year. For Class ON Participants, the matching contribution for a Plan Year will be 100% of the Participant's Elective Deferral Contributions for that Plan Year, up to a maximum of 3% of the Participant's Compensation. For Class NN Participants, the matching contribution for a Plan Year will be 50% of the Participant's Elective Deferral Contributions for that Plan Year, up to a maximum of 6% of the Participant's Compensation. However, in any situation in which the Employer has not yet made a Matching Contribution with respect to an Elective Deferral which it has been determined must be distributed in a corrective distribution described in article 8, the Employer shall not make that Matching Contribution. These contributions shall be allocated to Participants' Matching Contribution Subaccounts.

Such contributions which are not excess aggregate contributions as described in section 8.07 shall be Vested as follows: 0% for a Participant with up to two Years of Service and 100% for a Participant with over two Years of Service. However, they shall only so Vest when matching Elective Deferral Contributions which are neither excess elective deferrals, as described in section 5.03, nor excess contributions, as described in section 8.04. In lieu of the above vesting schedule, any Participant who has less than two Years of Service and who was an Employee of Life Insurance Company of the Southwest on 1/1/2001 shall have the following vesting schedule apply: 0% for up to 1 Year of Service, 6.67% after 1 Year of Service, and 100% after 2 Years of Service.

Any Matching Contributions which are themselves or which relate to contributions which are distributed in a corrective distribution shall not be credited to the Participant's Account but instead shall be used to reduce subsequent Employer contributions.

                       NL Group 401(k) Plan - 19 - 1/1/07

Amounts in a Participant's Matching Contribution Subaccount not subject to the 401(k) Vesting and Distribution Requirements and are subject to the distribution rules of articles 12 - 15, except that subject to the rules established by the Administrator for doing so, a Participant may at any time request a distribution of amounts in this Subaccount attributable to contributions made as to a Plan Year which precedes the Plan Year in which the request is made by at least 24 months. Amounts in the Matching Contribution Subaccount are classified as a Non-QJSA Benefit.

            ARTICLE 7 - OTHER EMPLOYER CONTRIBUTIONS AND FORFEITURES

7.01       MAKE UP CONTRIBUTIONS.

For any Plan Year, the Participating Employers' contribution will be used to make any necessary restoration of any Participant's forfeited Account and to make up any contributions for an erroneously omitted Employee.

7.02       REGULAR EMPLOYER CONTRIBUTIONS.

The Participating Employers will contribute, for each Class ON Participant while an Active Participant whose Compensation for the Plan Year is not in excess of $66,000, a contribution of 1.5% of Compensation to the Participant's Regular Employer Contribution Subaccount. In addition, for the Plan Year beginning January 1, 2001, with respect to Compensation for the period January 1, 2001 to June 30, 2001, the Participating Employers will contribute, for each Participant who is an Employee of Life Insurance Company of the Southwest, while an Active Participant, a contribution of 3% of such Compensation to the Participant's Regular Employer Contribution Subaccount.

Amounts in the Regular Employer Contribution Subaccount shall be immediately 100% Vested, shall be classified as a Non-QJSA Benefit, and shall be subject to the 401(k) Vesting and Distribution Requirements. However, the requirement of this subsection that the Employer make this contribution is contingent upon its deductibility under the provisions of Code section 404. If the total amount of the contribution would not be currently deductible, then there shall be a proportionate reduction in the amount to be allocated to each Active Participant so that the total contribution is currently deductible.

7.03       TOP HEAVY CONTRIBUTIONS.

In addition to any other contribution, the Participating Employers shall contribute for each Plan Year the amount necessary to satisfy any required Top Heavy allocations. This contribution shall be made whether or not it is deductible under the provisions of Code section 404. Top Heavy allocations shall be required for the Plan Years in which the Plan is determined to be part of a Top Heavy Group. Any amount contributed pursuant to this section shall be allocated to the Regular Employer Contribution Subaccount, shall be immediately 100% Vested, shall be classified as a Non-QJSA Benefit, and shall be subject to the 401(k) Vesting and Distribution Requirements.

For any Plan Year in which the Plan is Top Heavy, each Non-Key Employee who is eligible for a Top Heavy allocation pursuant to the rules of this section and who is not eligible to accrue a benefit under the National Life Group Pension Plan for Employees for the corresponding Plan Year but who would accrue a top heavy accrual under that plan if he or she were eligible, will be entitled to an allocation of Employer contributions under this Plan, exclusive of Elective Deferrals and Matching Contributions, which is not less than the "required top heavy allocation" described below.

                       NL Group 401(k) Plan - 20 - 1/1/07

To be eligible for a required Top Heavy allocation, an individual must (a) be an Active Participant for the Plan Year, (b) be a Non-Key Employee and (c) not have separated from service during the Plan Year. An individual who is described in the preceding sentence will be eligible for a full top heavy allocation even though, under the regular allocation provisions, the individual would not be entitled to receive an allocation, or would have received a lesser allocation, because of (i) the failure to complete a specified number of Hours of Service,
(ii) compensation of less than a stated amount, (iii) the failure to make any mandatory contributions to the Plan, or (iv) the Plan's use of an integrated allocation formula.

The amount of the "required top heavy allocation" for any eligible Participant is the "top heavy percentage" times the Participant's Total Compensation. The required top heavy allocation is determined without regard to any Social Security contribution.

For this purpose, the "top heavy percentage" is 3%.

7.04       TOP HEAVY DEFINITIONS

For purposes of this section and the preceding section:

(a) "Key Employee" means any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Total Compensation as limited by Code section 401(a)(17). The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

         While the preceding paragraph provides a general description of who is a Key Employee, the actual determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

(b) "Non-Key Employee" means an Employee or former Employee who is not a Key Employee.

(c) "Top Heavy" For any Plan Year beginning after December 31, 1983, this Plan is Top Heavy if any of the following conditions exists:

         (1) If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

         (2) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

         (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

(d) "Super Top Heavy" For any Plan Year beginning after December 31, 1983, this Plan is Super Top Heavy if the criteria in (c) above would have been met if 90% had been substituted for 60%.

(e) Top-heavy ratio:

                       NL Group 401(k) Plan - 21 - 1/1/07

         (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed to a Key Employee in the 5-year period ending on the determination date(s)), both computed in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

         (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

         (3) For purposes of (1) and (2) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(f) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

                       NL Group 401(k) Plan - 22 - 1/1/07

(g) Required aggregation group: (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

(h) Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(i) Present Value: The current lump sum value of a benefit based on the interest and mortality factors specified in the applicable defined benefit plan for determining present values of benefits for distribution purposes.

               ARTICLE 8 - LIMITATIONS TO PREVENT DISCRIMINATION

8.01       IN GENERAL.

The provisions of this article describe the special limitations which apply with respect to Elective Deferrals and Matching Contributions in order to prevent discrimination in favor of Highly Compensated Employees. They also describe special distribution provisions which apply to correct any contributions in excess of these limitations.

The Administrator shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test and the Actual Contribution Percentage Test and the amount and type of contributions used to satisfy each test. The rules contained in this article are subject to any additional requirements with respect to the satisfaction of Code section 401(k) and 401(m) which may be prescribed by the Secretary of the Treasury.

8.02       EXCESS CONTRIBUTIONS TO MEMBERS OF THE HIGHLY COMPENSATED GROUP.

Each Plan Year the nondiscrimination test described in section 8.03 shall be performed. When the test is based on the contributions described in this section, it generates an Actual Deferral Percentage for each Participant and is known as the Actual Deferral Percentage Test. The test shall be based on the following contributions under this Plan or any other plan of the Employer, as provided in regulations, allocated to Participants with respect to the Plan
Year: (1) Employee Elective Deferrals (other than Catch-up Contributions) made on behalf of Participants for the Plan Year, including Excess Elective Deferrals of Highly Compensated Employees but excluding Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Employer; and (2) any Regular Employer Contributions.

The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have any contributions described in the preceding paragraph allocated to his accounts under two or more arrangements described in Code section 401(k) that are maintained by the Employer shall be determined as if all such contributions were made under a single arrangement (other than for arrangements which are mandatorily disaggregated under IRS regulations and guidance with respect to Code ss. 401(k)). If a Highly Compensated Employee participates in two or more cash or deferred arrangements maintained by the Employer that have different plan years, for Plan Years beginning after 2005, all Elective Deferrals made during the period corresponding to the Plan Year under all such arrangements shall be aggregated, and for Plan Years beginning before 2006, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                       NL Group 401(k) Plan - 23 - 1/1/07

In the event that this Plan satisfies the requirements of Code section 401(k), section 401(a)(4), or section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year and use the same ADP testing method.

To be included in the Actual Deferral Percentage Test, the contributions described in the first paragraph of this section must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate.

8.03       THE ADP TEST.

To perform the Average Deferral Percentage ("ADP") test:

(a) Calculate an individual deferral percentage for each individual who was an Active Participant at any time during the applicable Plan Year. This percentage is the relation which the contributions used in the test which were allocated to the Participant's Account for the Plan Year bear to the Participant's Compensation for the applicable Plan Year. An Active Participant who fails to make any Elective Deferrals for a Plan Year shall be treated as having an individual deferral percentage of zero for the Plan Year.

(b) Calculate the average of the individual deferral percentages for the NHCE Group and the Highly Compensated Group. The Highly Compensated Group is made up of all of the Highly Compensated Employees who are Active Participants at any time during the applicable Plan Year, whether or not they elect to contribute to the Plan. The NHCE Group is made up of all of the Non-Highly Compensated Employees who are Active Participants at any time during the applicable Plan Year, whether or not they elect to contribute to the Plan. All Active Participants are eligible to make Elective Deferrals, except as otherwise provided in section 11.07 with regard to hardship withdrawals.

(c) The ADP test is satisfied for a Plan Year if (1) the average deferral percentage for the Highly Compensated Group does not exceed 125% of the average deferral percentage for the NHCE Group for the applicable Plan Year; or if (2) the average deferral percentage for the Highly Compensated Group does not exceed the smaller of: (A) 200% of the average deferral percentage for the NHCE Group for the applicable Plan Year, or (B) the average deferral percentage for the NHCE Group for the applicable Plan Year plus 2.00.

(d) TESTING YEAR. The ADP test in (c) above will be applied by comparing the current Plan Year's ADP for Participants who are Highly Compensated Employees with the current Plan Year's ADP for Participants who are Non-highly Compensated Employees ("current year testing").

8.04       DISTRIBUTION OF EXCESS CONTRIBUTIONS.

If the ADP test is not satisfied for any Plan Year, then no later than the last day of the following Plan Year the Administrator shall distribute to the members of the Highly Compensated Group their Excess Contributions and the gain or loss thereon, except to the extent that such Excess Contributions are classified as Catch-up Contributions. Any such distribution shall consist first of amounts attributable to a Participant's Pre-Tax Elective Deferrals for the Plan Year. The amount of Excess Contributions which need to be distributed to a Highly Compensated Employee for a Plan Year is reduced by any amounts previously distributed to the Employee from the Plan to correct Excess Deferrals for the Employee's taxable year ending with or within the Plan Year.

                       NL Group 401(k) Plan - 24 - 1/1/07

"Excess Contributions" shall mean, with respect to any Plan Year, the excess of:
(1) the aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
(2) the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADP's, beginning with the highest of such percentages).

Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. However, for any Highly Compensated Employee whose amount taken into account for purposes of the ADP test is an aggregated figure based on more than one plan, the amount taken into account for purposes of this paragraph shall not exceed the amount of such Employer contributions made to this Plan for the individual's benefit. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which they arose, a 10% excise tax will be imposed on the Employer with respect to such amounts. Even though such amounts are distributed, they shall continue to be considered to be Annual Additions for the Limitation Year.

The gain or loss on a Participant's Excess Contributions is (1) the income for the Plan Year attributable to those contributions plus, (2) for Plan Years beginning after 2005, the gain or loss allocable to the period between the end of the Plan Year and the date of distribution. The income for the Plan Year equals the gain or loss on the Participant's subaccount(s) attributable to such contributions multiplied by a fraction, the numerator of which is the amount of the Participant's Excess Contributions for the year and the denominator of which is the sum of such subaccount balance(s) for such contributions as of the end of the Plan Year without regard to any gain or loss occurring during such Plan Year. The gain or loss allocable to the period between the end of the Plan Year and the date of distribution equals 10 percent of the amount of the income for the Plan Year multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

The distribution, which with respect to any subaccount may not exceed the amount of the contributions made to that subaccount which were used for the ADP test for the Plan Year plus the income thereon, will be made first from the Participant's Elective Deferral Subaccount, and if the preceding is insufficient, then from the Participant's Regular Contribution Subaccount.

8.05 EXCESS AGGREGATE CONTRIBUTIONS TO MEMBERS OF THE HIGHLY COMPENSATED GROUP.

For each Plan Year, Matching Contributions shall be subject to the provisions of this section and sections 8.06 - 8.07 below.

Each Plan Year, the nondiscrimination test described in section 8.06 shall be performed. When the test is based on the contributions described in this section, it generates an Actual Contribution Percentage for each Participant and is known as the Actual Contribution Percentage ("ACP") Test. The test shall be based on the Matching Contributions under this Plan, with the exception of any Matching Contributions which were forfeited because the contributions to which they relate are distributed in a corrective distribution of excess deferrals or excess contributions.

                       NL Group 401(k) Plan - 25 - 1/1/07

The Actual Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have any contributions described in the preceding paragraph and/or any employee after-tax contributions (other than Roth Elective Deferrals) allocated to his accounts under two or more arrangements described in Code section 401(m) that are maintained by the Employer shall be determined as if all such contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements maintained by the Employer that have different plan years, for Plan Years beginning after 2005 all such contributions made during the period corresponding to the Plan Year under such plans or arrangements shall be aggregated, and for Plan Years beginning before 2006, all such plans or arrangements ending with or within the same calendar year shall be treated as a single arrangement.

In the event that this Plan satisfies the requirements of Code section 401(m), section 401(a)(4), or section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Contribution Percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year and use the same ACP testing method.

To be included in the Actual Contribution Percentage Test, the contributions described in the first paragraph of this section must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate.

8.06       THE ACP TEST.

To perform the Actual Contribution Percentage ("ACP") test:

(a) Calculate an individual contribution percentage for each individual who was an Active Participant at any time during the applicable Plan Year. This percentage is the relation which the contributions used in the test which were allocated to the Participant's Account for the Plan Year bear to the Participant's Compensation for the applicable Plan Year.

(b) Calculate the average of the individual contribution percentages (the "ACP") for the NHCE Group and the Highly Compensated Group. The Highly Compensated Group is made up of all of the Highly Compensated Employees who are Active Participants at any time during the applicable Plan Year, whether or not they elect to contribute to the Plan. The NHCE Group is made up of all of the Non-Highly Compensated Employees who are Active Participants at any time during the applicable Plan Year, whether or not they elect to contribute to the Plan.

(c) The ACP test is satisfied for a Plan Year if (1) the average contribution percentage for the Highly Compensated Group does not exceed 125% of the average contribution percentage for the NHCE Group for the applicable Plan Year; or if
(2) the average contribution percentage for the Highly Compensated Group does not exceed the smaller of: (A) 200% of the average contribution percentage for the NHCE Group for the applicable Plan Year, or (B) the average contribution percentage for the NHCE Group for the applicable Plan Year plus 2.00.

(d) For this purpose, the applicable Plan Year rules of section 8.03(d) also apply to this section, substituting the "ACP" for the "ADP."

8.07       DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

If the ACP test is not satisfied for any Plan Year, then no later than the last day of the following Plan Year the Administrator shall distribute to the members of the Highly Compensated Group their Excess Aggregate Contributions attributable to Matching Contributions and the gain or loss thereon to the extent those contributions are Vested, and shall cause them to be Forfeited to the extent not Vested.

                       NL Group 401(k) Plan - 26 - 1/1/07

"Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of: (1) the aggregate amount of contributions taken into account in computing the numerator of the ACP of Highly Compensated Employees for such Plan Year, over (2) the maximum amount of such contributions permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their ACP's beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals pursuant to article 5 of the Plan and then determining Excess Contributions pursuant to section 8.06 of the Plan.

Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest contribution amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contribution amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. However, for any Highly Compensated Employee whose amount taken into account for purposes of the ACP test is an aggregated figure based on more than one plan, the amount taken into account for purposes of this paragraph shall not exceed the amount of such Matching Contributions made to this Plan for the individual's benefit. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which they arose, a 10% excise tax will be imposed on the Employer with respect to such amounts. Even though such amounts are distributed, they shall continue to be considered to be Annual Additions for the Limitation Year.

The gain or loss on a Participant's excess aggregate contributions is (1) the income for the Plan Year attributable to those contributions plus, (2) for Plan Years beginning after 2005, the gain or loss allocable to the period between the end of the Plan Year and the date of distribution. The income for the Plan Year equals the gain or loss on the Participant's subaccount attributable to such contributions multiplied by a fraction, the numerator of which is the amount of the Excess Aggregate Contributions for the year and the denominator of which is the sum of such subaccount balance(s) for such contributions as of the end of the Plan Year without regard to any gain or loss occurring during such Plan Year. The gain or loss allocable to the period between the end of the Plan Year and the date of distribution equals 10 percent of the amount of the income for the Plan Year multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

The distribution will be made from the Participant's Matching Contribution Subaccount.

                     ARTICLE 9 - LIMITATIONS ON ALLOCATIONS

9.01       OVERVIEW OF ARTICLE 9.

This article provides for the limitations imposed by Code section 415.

9.02       GENERAL LIMITATION.

(a) The amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If a Participant is covered under another qualified defined contribution plan maintained by any Employer, the allocations under this Plan shall be limited to the extent required to satisfy the limitation of this article.

                       NL Group 401(k) Plan - 27 - 1/1/07

(b) Prior to determining the Participant's actual compensation for the Limitation Year, the Administrator may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

(c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

(d) If pursuant to subsection (c) above or as a result of the allocation of Forfeitures there is an Excess Amount, the excess will be disposed of as follows:

         (1) Any nondeductible voluntary Employee contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be returned to the Participant.

         (2) If, after the application of paragraph (1), an Excess Amount still exists, any Elective Deferrals (plus attributable earnings), to the extent they would reduce the excess amount, will be distributed to the Participant.

         (3) If, after the application of paragraph (1) and, if applicable, paragraph (2) an Excess Amount still exists, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

         (4) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any Employer or any employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former participants.

9.03       DEFINITIONS

For purposes of this article, the following terms shall be defined as follows. Except where the same term is defined otherwise elsewhere in the Plan, these definitions shall also apply generally for purposes of the Plan as a whole.

(a) Annual Additions means the sum of the following amounts credited to a Participant's Account for the Limitation Year:

      (1)   all Employer contributions,

      (2)   all Employee contributions,

      (3)   all Forfeitures,

      (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate

                       NL Group 401(k) Plan - 28 - 1/1/07
account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as annual additions to a defined contribution plan, and

         (5) allocations under a simplified employee pension.

         For this purpose, any Excess Amount applied under section 9.02(d) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

(b) Compensation, for purposes of this article, means with respect to a common law employee, wages determined under the rules applied to reporting on Form W-2. Such compensation includes wages as defined in Code section 3401(a) for the purposes of income tax withholding at the source and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code ss.ss. 6041(d), 6051(a)(3), and 6052. Such compensation will be determined without regard to any rules under Code ss. 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). In addition, for Limitation Years beginning after December 31, 1997, Compensation shall include any elective deferral (as defined in Code section 402(g)(3)) and any amount which is contributed or deferred by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of Code section 125, 132(f), or 457. With respect to a Self-Employed Individual, Compensation means his Earned Income.

         For purposes of applying the limitations of this article, compensation for any Limitation Year is the compensation actually paid or includible in gross income during such year, or which would have been paid or includible but for the deferral described in the preceding paragraph.

(c) Defined Contribution Dollar Limitation means $30,000, as adjusted under Code section 415(d).

(d) Employer means, for purposes of this article, National Life Insurance Company, and all members of a controlled group of corporations (as defined in Code Section 414(b), as modified by Code Section 415(h)), commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code
Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

(e) Excess Amount means, the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(f) Limitation Year with respect to a Plan Year means the calendar year in which the Anniversary Date of the Plan Year falls. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(g) Maximum Permissible Amount means the maximum annual addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year, and this maximum is the lesser of (1) the Defined Contribution Dollar Limitation or (2) 25% of the Participant's Compensation for the Limitation Year.

         The compensation limitation in (2) above shall not apply to any contribution for medical benefits (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code sections 415(l)(1) or 419A(d)(2).

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

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                  ---------------------------------------------
                                       12

                            ARTICLE 10 - VALUATIONS

10.01      VALUATION OF PLAN ASSETS.

As of each Valuation Date the Trustee shall determine the net worth of the assets comprising the Trust Fund as it exists on that date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value.

10.02      VALUATION OF ACCOUNTS.

After the value of Plan assets is determined, and before any contribution for the Plan Year is allocated, the Trustee shall determine the value of each Account and Subaccount maintained for a Participant or Beneficiary. The Trustee shall charge to the respective Account of each Participant those expenses of the Plan directly attributable to the transactions and/or investments of that Participant. The Trustee shall allocate to each Accounts under the Plan a proportional share of the unreimbursed operational expenses of the Plan and of the Trust which are not directly attributable to the transactions and/or investments of a particular Participant.

                             ARTICLE 11 - BENEFITS

11.01      OVERVIEW OF BENEFITS.

Every Participant is entitled to receive his Vested Accrued Benefit attributable to any subaccount(s) with respect to which the Participant has had a Distributable Event on or after the Earliest Distribution Date which coincides with or follows that Distributable Event if he is still alive on the Annuity Starting Date. The Participant's Beneficiary shall be entitled to receive the Plan death benefit if the Participant dies before the Annuity Starting Date.

However, in determining the benefits payable under this Plan upon a distribution, those benefits shall be decreased by any portion of the Accrued Benefit which was used as a security interest for a Plan loan and which is used for repayment of that loan. This decrease shall only apply in determining the amount of a QJSA Benefit, however, where there has been a valid spousal consent, as described in section 18.02(g), to the use of the QJSA Benefit as security for the loan if such consent would have been required for a distribution at the time the loan was secured.

The provisions of this article describe how the amount of this benefit is to be determined. The provisions of articles 12 - 15 describe the timing of the distribution of Plan benefits and the rules about the form in which distributions will be made.

11.02      NORMAL RETIREMENT AGE.

Notwithstanding the Plan's regular vesting schedule, a Participant shall be 100% vested in his Accrued Benefit if he is an Employee at any time on or after Normal Retirement Age. The attainment of Normal Retirement Age is a Distributable Event.

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11.03      EARLY RETIREMENT DATE.

A Participant shall become fully Vested in his Accrued Benefit on his Early Retirement Date. A Participant's reaching his Early Retirement Date is not a Distributable Event in and of itself, but the combination of a Participant's having reached his Early Retirement Date and his having terminated from service is a Distributable Event.

11.04      BENEFITS UPON TERMINATION OF SERVICE.

(a) A Participant's termination of service is a Distributable Event. If upon termination of service a Participant's Vested interest is no more than a Cash Out Benefit, then the value of that interest will be distributed to him within a reasonable time after the date as of which the termination occurred. As of that Valuation Date, the nonvested portion will be treated as a Forfeiture. If a Participant would have received a distribution under the preceding but for the fact that the Participant's Vested interest exceeded the dollar amount of the Cash Out Benefit when the individual terminated service and if at a later time such interest is reduced such that it is not greater than the dollar amount of the Cash Out Benefit, the individual will then receive a distribution of such interest and the nonvested portion will be treated as a Forfeiture. For purposes of this subsection, if the value of the Participant's Vested interest is zero, the Participant shall be deemed to have received a distribution of that Vested interest upon termination.

If the Participant's Vested interest is more than a Cash Out Benefit, then termination is treated as a Distributable Event. The Participant's interest in the Plan will be subject to the distribution rules of articles 12 - 15. Any nonvested portion of the Participant's interest will be treated as a Forfeiture pursuant to the rules of article 1. If the Participant elects to receive a distribution of less than his entire Vested interest, the amount of the Forfeiture will equal the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the Vested Employer-derived Accrued Benefit.

(b) If a former Employee receives or is deemed to receive a distribution pursuant to this section, the distribution was for less than the entire value of his Accrued Benefit, and the Employee resumes employment covered by this Plan, the Employee's Employer-derived Account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer or the date the Participant incurs 5 consecutive Break Years following the date of distribution. If an Employee is deemed to receive a distribution pursuant to this section, and the Employee resumes employment covered under this Plan before the date the individual incurs 5 consecutive Break Years, upon the reemployment the Employer-derived Account balance of the individual will be restored to the amount on the date of such deemed distribution.

11.05      DEATH BENEFITS.

(a) Amount of Death Benefit. Upon the death of a Participant before Retirement or other termination of employment, he shall become fully Vested in all amounts credited to his Account. The death benefit for any Participant under this Plan shall be the value of the Vested Accrued Benefit. The death of the Participant constitutes a Distributable Event. The payment of the Plan's Death Benefit is subject to the rules of articles 12 - 15.

(b) Proof of Death. The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Account of a deceased Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

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

(c) Beneficiary of the Death Benefit. If the deceased Participant is survived by a Spouse, then the total death benefit payable under the Plan, the amount described in subsection (a), is payable as the "Surviving Spouse Benefit" to the surviving Spouse. However, if the Participant and Spouse waive the Surviving Spouse Benefit as described in article 14, or if the deceased Participant is not survived by a Spouse, then the total Plan death benefit is payable as the "Regular Death Benefit."

The Regular Death Benefit shall be payable to the Beneficiary designated by the Participant. Pursuant to rules established by the Administrator and to the extent permitted by law, the Beneficiary may instead elect to have the Regular Death Benefit transferred to an IRA established under rules comparable to those for an "inherited IRA."

The designation of a Beneficiary shall be made in a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. In the event no valid designation of a Beneficiary who has survived the Participant exists at the time of the Participant's death, the death benefit shall be payable to the Participant's surviving Spouse, if any, and otherwise to the Participant's estate.

In the event a distribution is to be made to a minor, then the Administrator may, in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

11.06      IN SERVICE WITHDRAWAL BENEFITS

In addition to the above benefits available upon termination from service or death, the following benefits are available for the period while an individual is an Employee. The election of an in-service withdrawal, to be effective, must be delivered to the Administrator in such form and pursuant to such rules as the Administrator shall specify. Subject to the rules specified by the Administrator, it is the intent of the Plan sponsors that a Participant shall be permitted to make no more than one in-service withdrawal in the first half of any Plan Year, and one in-service withdrawal in the second half of any Plan Year.

(a) ATTAINMENT OF AGE 59 1/2. The attainment of age 59 1/2 is a Distributable Event as to the Elective Deferral Subaccount, and the Employer Regular Contribution Subaccount. A Participant who attains age 59 1/2 but who has not yet Retired may elect as an in service withdrawal benefit to withdraw all or a portion of his or her interest in these subaccounts under the Plan.

(b) MATCHING CONTRIBUTION SUBACCOUNT. A period of 24 months having elapsed after the date an allocation is made to a Participant's Matching Contribution Subaccount is a Distributable Event as to that allocation. A Participant may elect at any time as an in service withdrawal benefit to withdraw all or a portion of the value of the Matching Contribution Subaccount except for an amount equal to the aggregate amount of such allocations to this subaccount with respect to which a Distributable Event has not yet occurred.

(c) ROLLOVER CONTRIBUTION AND EMPLOYEE CONTRIBUTION SUBACCOUNTS. The crediting of an amount to a Participant's Rollover Contribution Subaccount and/or Employee Contribution Subaccount is a Distributable Event as to that subaccount. A Participant may elect as an in service withdrawal benefit to withdraw amounts credited to these subaccounts at any time.

                       NL Group 401(k) Plan - 32 - 1/1/07

11.07      HARDSHIP WITHDRAWAL BENEFITS

Participants who are active Employees may make withdrawals from their Elective Deferral Subaccounts on account of hardship, if they satisfy the requirements of this section. Participants who have had a Distributable Event are ineligible for hardship withdrawals with respect to the amounts as to which the Distributable Event has occurred.

The withdrawal may not exceed the aggregate amount of the Participant's Elective Deferrals made to the Plan, reduced by the amount of any previous withdrawals of those amounts. Only two such requests may be made in any Plan Year. The request must be in writing and must meet the requirements specified by the Administrator. A Participant who receives a hardship withdrawal shall be ineligible to receive an Elective Deferral contribution for 12 months after receipt of the withdrawal. In addition, the maximum amount of Elective Deferrals in article 5 in the taxable year after the taxable year the withdrawal is received shall not exceed the otherwise applicable limit reduced by the amount of the Participant's Elective Deferrals in the taxable year the withdrawal is received.

A distribution will only be made under this section if the Administrator determines that a hardship situation exists. The Administrator shall only determine that a hardship situation exists if the Participant satisfactorily demonstrates that he has an immediate and heavy financial need and that the withdrawal is necessary to satisfy the need.

For purposes of this section, the only situations which will be considered to engender an immediate and heavy financial need are: (1) deductible medical expenses described in Code section 213(d) incurred by the Participant, the Participant's Spouse or any dependent of the Participant; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant's Spouse, or any children or dependents of the Participant; (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, (5) for Plan Years after 2005, payments for funeral or burial expenses for the Participant's deceased parent, child, or dependent, and (6) for Plan Years after 2005, expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code ss. 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

For purposes of this section, the Administrator shall only determine that the withdrawal is necessary to satisfy the hardship situation after receiving written certification from the Participant that the distribution amount does not exceed the amount of the immediate and heavy financial need and after verifying that the Participant has withdrawn all available amounts (including nontaxable loans) from this Plan and any other plan maintained by the Employer.

11.08      OTHER DISTRIBUTION BENEFITS.

A Participant shall be entitled to elect a distribution of his Vested Accrued Benefit upon the occurrence of any of the following events, any one of which will be treated as a Distributable Event with regard to his Vested Accrued Benefit which is subject to the 401(k) Vesting and Distribution Requirements.

(a) The termination of the Plan without the establishment of a successor defined contribution plan, other than an employee stock ownership plan (as defined in Code ss. 4975(e)(7)), a simplified employee pension plan (as defined in Code ss. 408(k)), or a SIMPLE IRA plan (as defined in Code ss. 408(p)).

                       NL Group 401(k) Plan - 33 - 1/1/07

(b) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code ss. 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets, who shall be considered to have had a termination of service with respect to the Employer sponsoring this Plan.

(c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code ss. 409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to employees who continue employment with such subsidiary, who shall be considered to have had a termination of service with respect to the Employer sponsoring this Plan.

                       ARTICLE 12 - FORM OF DISTRIBUTIONS

12.01      OVERVIEW OF ARTICLES 12 - 15.

Articles 12 - 15 provide the Plan's rules on distribution of benefits. Article 12 describes the rules for the form in which distributions will be made. Article 13 describes the rules for the timing of distributions. Article 14 describes the special rules on the election to take a distribution before the Nonelective Beginning Date and on the form, timing, and/or recipient of distributions which apply to the Surviving Spouse Benefit and to a QJSA Benefit. Article 15 describes the special rules for minimum required distributions. Although the provisions of these articles are intended to satisfy all applicable legal requirements, the Administrator is authorized to and shall make available any other required distribution options in any situation where the Administrator determines it is legally required to do so or that it must do so to maintain the qualified status of the Plan.

A Participant who has a QJSA Benefit and who is alive on the Annuity Starting Date shall have the right to have his Plan benefit distributed to him as a Qualified Joint and Survivor Annuity on the Normal Beginning Date, and if he is not alive on the Annuity Starting Date and is survived by a Spouse, to have a pre-retirement death benefit distributed to his surviving Spouse as a Pre-retirement Survivor Annuity on the Normal Beginning Date. A Participant who has a Non-QJSA Benefit and who dies before the Annuity Starting Date survived by a Spouse has the right to have a pre-retirement death benefit distributed to his surviving Spouse as a Surviving Spouse Benefit on the Normal Beginning Date.

12.02      FORM OF PAYMENTS BEGINNING WHILE PARTICIPANT IS ALIVE.

If the Participant is alive on the Annuity Starting Date:

(a) If the Participant has no more than a Cash Out Benefit, the distribution shall be made in a lump sum; and

(b) Otherwise, if the Participant has a QJSA Benefit and the waiver described in article 14 is not in effect, any distribution of that QJSA Benefit will be in the form of a Qualified Joint and Survivor Annuity; and

(c) To the extent neither (a) nor (b) apply, any distribution or withdrawal from this Plan shall be in the form of a cash lump sum.

12.03      PAYMENTS BEGINNING AFTER THE PARTICIPANT'S DEATH.

If the Participant is not alive on the Annuity Starting Date:

                       NL Group 401(k) Plan - 34 - 1/1/07

(a) If the Participant has no more than a Cash Out Benefit, the distribution shall be made in a lump sum; and

(b) Otherwise, if the Participant has a QJSA Benefit and the waiver described in article 14 is not in effect, the Participant's surviving Spouse, if any, will receive a Pre-retirement Survivor Annuity respect to the QJSA Benefit; and if the Participant has a Non-QJSA Benefit, the Participant's surviving Spouse, if any, will receive the Surviving Spouse Benefit with respect to the Non-QJSA Benefit in the form of a lump sum; and

(c) To the extent neither (a) nor (b) apply, the form of distribution shall be as a cash lump sum.

12.04      DIRECT ROLLOVERS.

(a) IN GENERAL. A distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and any distribution on or after January 1, 1999 of a hardship withdrawal benefit under section 11.07 attributable to Elective Deferrals.

(c) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
     Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(d) DISTRIBUTEE. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(e) DIRECT ROLLOVER. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                       ARTICLE 13 - TIME OF DISTRIBUTION

13.01      IN GENERAL.

This article contains rules on the beginning date for distributions from this Plan. In general,

(a) Distributions must begin no later than the Required Beginning Date, and

                       NL Group 401(k) Plan - 35 - 1/1/07

(b) Distributions to a Participant of other than a Cash Out Benefit may not be made before the Nonelective Beginning Date unless an affirmative election can be, and is made, for an earlier distribution date, and

(c) Distributions will be made on the Normal Beginning Date unless the Participant or Beneficiary elects otherwise.

13.02      REQUIRED BEGINNING DATE

Distributions under the Plan to the Participant will begin no later than the Required Beginning Date. If the Participant is not alive on the Annuity Starting Date, distributions to the Beneficiary will begin by the earlier of the Required Beginning Date or the Normal Beginning Date. The Required Beginning Date is determined according to the provisions of article 15.

13.03      NONELECTIVE BEGINNING DATE.

The Nonelective Beginning Date is the Participant's Normal Retirement Date, (determined as though the Participant were still alive if he has previously died).

Except as noted below with respect to a benefit other than a Cash Out Benefit, a Participant, or surviving Spouse with a Pre-Retirement Survivor Annuity, has the right not to receive a distribution before the Nonelective Beginning Date. They may elect to waive this right under the rules of article 14 in order to receive a distribution before that date, where the Plan provisions permit an earlier distribution. If the distribution of a QJSA Benefit is in the form of a Qualified Joint and Survivor Annuity, this waiver election requirement may be met without regard to the normal spousal consent requirements of article 14.

However, the Nonelective Beginning Date restriction shall not apply with regard to any pre-retirement death benefit other than a Pre-retirement Survivor Annuity.

13.04      NORMAL BEGINNING DATE FOR PAYMENTS TO A PARTICIPANT.

Unless a Participant can and does make an effective election otherwise, the Annuity Starting Date will be on the "Normal Beginning Date" if that is earlier than the Required Beginning Date. The Normal Beginning Date is:

(a) If the Participant had no more than a Cash Out Benefit, a date which is within a reasonable amount of time following a Distributable Event;

(b) Otherwise, the latest of:

      (1) the Participant's Normal Retirement Date, or

      (2) the date the Participant Retires, or

      (3) the Participant's Nonelective Beginning Date.

If the provisions of subsection (a) would have applied except that the Participant's Vested Accrued Benefit was larger than the amount of a Cash Out Benefit, and if at a later time the Vested Accrued Benefit is no more than the amount of a Cash Out Benefit, the Normal Beginning Date will be the Anniversary Date following the date it becomes a Cash Out Benefit.

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

13.05      NORMAL BEGINNING DATE FOR PAYMENTS TO A BENEFICIARY.

The Normal Beginning Date for the payment of the Regular Death Benefit or Surviving Spouse Benefit not in the form of a Pre-retirement Survivor Annuity will be the first day of the third calendar month following the calendar month in which the Participant died. The Normal Beginning Date for the payment of a Pre-retirement Survivor Annuity is the date specified in section 13.04 (substituting the date of death for the date of Retirement).

13.06      ELECTION OF AN EARLIER DATE.

A Participant who has experienced a Distributable Event may elect an Annuity Starting Date on or after the Distributable Event which is earlier than the Normal Beginning Date. A Beneficiary entitled to receive a death benefit under the Plan may elect a date which is earlier than the date specified in section 13.05.

To be effective, any election under this section must be in writing, must be delivered to the Administrator, and must meet any other requirements which the Administrator has made uniformly applicable to such elections.

13.07      ELECTION OF A LATER DATE.

A Participant whose Vested Accrued Benefit is more than a Cash Out Benefit may elect an Annuity Starting Date which is later than the Normal Beginning Date, but not later than the date required under section 13.02. The Beneficiary of the death benefit may not elect a later date than specified in section 13.05.

To be effective, any election under this section must be in writing, must be delivered to the Administrator, and must meet any other requirements which the Administrator has made uniformly applicable to such elections. To be effective, any such election must satisfy the minimum distribution rules described in section 15.

13.08      BENEFIT COMMENCEMENT.

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(a) The date on which the Participant attains the earlier of age 65 or Normal Retirement Age,

(b) The 10th anniversary of the year in which the Participant commenced participation in the Plan, or

(c) The date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution of a QJSA Benefit prior to the Nonelective Beginning Date shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

13.09      QUALIFIED DOMESTIC RELATIONS ORDERS.

Payments to an alternate payee under a qualified domestic relations order which is determined by the Administrator to meet the requirements of Code section 414(p) will be made as specified in such order, which may not require the Plan to provide any form of benefit, or any option, not otherwise provided under the Plan. For purposes of the preceding sentence, the earliest date as of which the order may require payments to be made to the alternate payee, which is called the "earliest retirement age" for purposes of Code section 414(p), shall be the date specified in the order as long as such date coincides with or follows the date the Administrator determines that the order is a qualified domestic relations order.

                       NL Group 401(k) Plan - 37 - 1/1/07

      ARTICLE 14 - SPECIAL RULES FOR PARTICIPANT AND SPOUSAL WAIVER RIGHTS

14.01      IN GENERAL.

The other articles of this Plan provide various requirements with regard to QJSA Benefits, Non-QJSA Benefits, and/or Surviving Spouse Benefits. These requirements deal with the form in which these benefits must be paid, when these benefits can be paid, and the Beneficiary to whom these benefits must be paid. This article provides rules under which the Participant and/or Spouse can elect to waive their rights to have certain of those requirements apply in the situations in which those rights would otherwise apply. Sections 14.02 - 14.05 describe the application of those rules for a QJSA Benefit and a Surviving Spouse Benefit. Section 14.06 describes the modification of those rules which applies to a Participant's election to receive a Non-QJSA Benefit prior to the Nonelective Beginning Date.

14.02 THE WAIVER ELECTION.

A Participant who has a QJSA Benefit may elect to waive his right to have the benefit paid at a date no earlier than the Nonelective Beginning Date in the form of a Qualified Joint and Survivor Annuity. A Participant or a surviving Spouse who has a QJSA Benefit may waive his right to have the benefit paid to his surviving Spouse at a date no earlier than the Nonelective Beginning Date in the form of a Pre-retirement Survivor Annuity. A Participant with a Non-QJSA Benefit may waive his right to have the benefit paid to his surviving Spouse as a lump sum by the Normal Beginning Date.

The election must be in writing. If the Participant is making the election, the Participant may elect either a general waiver or a specific waiver. The election is only valid if the Participant or surviving Spouse making the election has received the information specified in section 14.05.

A general waiver permits the Participant, without any further consent of the spouse, to name and to change the beneficiary for Plan benefits and, in the case of nondeath benefits, to specify and to change the form in which the benefits will be paid.

A specific waiver must name the nonspouse beneficiary (including classes of beneficiaries and contingent beneficiaries) who will receive the benefit. In the case of a nondeath benefit, the specific waiver must also specify the form in which the benefit will be paid. As an alternative, the specific waiver may name several beneficiaries and/or benefit forms, any one of which the Participant may specify.

A Participant may elect at any time before the Annuity Starting Date to revoke the waiver election. Spousal consent is not required for an election to revoke. There is no limit on the number of times a Participant may elect to revoke the waiver election.

14.03 SPOUSAL CONSENT.

To become effective, the election made by the Participant must be consented to in writing by the Participant's Spouse. This consent must acknowledge the effect of the election. For a general waiver this specifically includes acknowledging that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. The spousal consent must be witnessed by a notary public or a Plan representative.

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

However, this spousal consent requirement will be waived where it is established to the satisfaction of the Administrator that there is no Spouse or that the Spouse cannot be located. Likewise it will be waived where the Participant is legally separated or has a court order to the effect that he has been abandoned by his Spouse, except where a Qualified Domestic Relations Order (QDRO) specifies otherwise. In addition, if the Spouse is legally incompetent to give consent, the spouse's legal guardian may give consent.

The Spouse's consent, once given, is irrevocable. Spousal consent is only effective with respect to the Spouse who gave the consent.

14.04 THE ELECTION PERIOD.

A waiver election may only be made in the correct election period.

The election period with regard to the Qualified Joint and Survivor Annuity is the 90 day period preceding the Annuity Starting Date.

The election period with regard to the Surviving Spouse Benefit begins on the day the individual becomes a Participant. However, if the Surviving Spouse Benefit is a Pre-retirement Survivor Annuity, then any election made before the first day of the Plan Year in which the Participant attains age 35 becomes invalid on that day, unless the Participant has separated from service before that day. So in order to waive the Pre-retirement Survivor Annuity for the period after the first day of the Plan Year in which the Participant attains age 35, a new election must be made on or after that date.

14.05 INFORMATION FOR THE PERSON MAKING THE WAIVER ELECTION.

(a) In the case of a Qualified Joint and Survivor Annuity, the Administrator shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant with a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor annuity form of benefit; (iii) the rights of a Participant's Spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; (v) the material features and relative values of the various optional forms of benefits under the Plan; and (vi) the right to defer receipt of the Qualified Joint and Survivor Annuity to a date no earlier than the Nonelective Beginning Date.

The requirements of the preceding paragraph shall be deemed to have been satisfied if a Participant affirmatively elects a distribution with an Annuity Starting Date which is less than 30 days after the date the Participant received the written explanation provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to receive a form of distribution other than a Qualified Joint and Survivor Annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date, or if later, at any time prior to the expiration of the 7-day period that begins the day after the written explanation is provided to the Participant; and (3) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(b) In the case of a Pre-retirement Survivor Annuity, the Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Pre-retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of subparagraph (a) above applicable to a Qualified Joint and Survivor Annuity. In the case of an individual who becomes a Participant before age 35, this explanation shall additionally be provided within a reasonable time after the individual becomes a Participant.

(c) In the case of a Surviving Spouse Benefit which is not a Pre-retirement Survivor Annuity, the explanation described in subsection (b) above but based on the Surviving Spouse Benefit shall be provided within a reasonable time after an individual becomes a Participant.

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

(d) The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; and (iii) a reasonable period ending after this article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a participant who separates from service before attaining age 35.

(e) For purposes of this section, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

14.06 SPECIAL RULES FOR NON-QJSA BENEFITS.

A Participant who has a Non-QJSA Benefit which is more than a Cash Out Benefit may waive his right to have the benefit paid at a date no earlier than the Nonelective Beginning Date. The provisions of sections 14.02 - 14.05 will be applied, for purposes of permitting the Participant to elect to receive a payment before the Nonelective Beginning Date, without regard to any requirement for Spousal consent, without regard to the provisions for a specific waiver, and under the timing rules which apply to a Qualified Joint and Survivor Annuity.

14.07 AUTOMATIC WAIVER OF THE PRE-RETIREMENT SURVIVOR ANNUITY.

A Participant for whom the spousal consent requirements are deemed to be waived under section 14.03 shall be deemed to have made an effective waiver of the Surviving Spouse Benefit for purposes of this Plan.

14.08 DEEMED WAIVER OF THE NONELECTIVE BEGINNING DATE.

If a Participant's Nonelective Beginning Date falls after the Participant's Required Beginning Date, the Participant or surviving Spouse, as applicable, will be deemed to have made an effective election under the provisions of this article to have an Annuity Starting Date as of the Required Beginning Date.

                  ARTICLE 15 - REQUIRED MINIMUM DISTRIBUTIONS

15.01      OVERVIEW OF ARTICLE 15.

This article provides rules on the minimum amount which must be distributed to a Participant or Beneficiary each calendar year. This article only sets minimum distribution amounts. It does not conflict with the preceding articles in this Part which may require distributions at an earlier time and/or in a larger amount. It does apply to any distribution of a Participant's or Beneficiary's interest under the Plan, and will take precedence over any inconsistent provisions of this Plan.

Under the normal rules of the Plan, and assuming that no Participating Employer will have a 5-percent owner who is a Participant, all benefits will be distributed as a cash lump sum to the Participant or Beneficiary, as applicable, prior to the time specified in this article. The provisions of this article are included to assure that a situation cannot arise where the Plan would fail to comply with the requirements of Code ss. 401(a)(9).

                       NL Group 401(k) Plan - 40 - 1/1/07

All distributions required under this article shall be determined and made in accordance with the Income Tax Regulations under Code section 401(a)(9). The following provisions are intended to implement the requirements of those regulations, and in the event of any ambiguity or apparent conflict, the provisions of the regulations should be deemed controlling. For this purpose "regulations" means the final regulations issued to implement the requirements of Code section 401(a)(9).

15.02      DEFINITIONS.

DESIGNATED BENEFICIARY. The individual who is designated as the beneficiary under the Plan in accordance with Code section 401(a)(9) and section 1.401(a)(9)-1 Q&A-4 of the regulations thereunder.

DISTRIBUTION CALENDAR YEAR. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 15.05 below. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

LIFE EXPECTANCY. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9) of the Treasury regulations.

PARTICIPANT'S ACCOUNT BALANCE. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year. If any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

REQUIRED BEGINNING DATE. The Required Beginning Date of a Participant is the first day of April of the calendar year following the later of:

      (1) the calendar year in which the Participant attains age 70 1/2, and

      (2) the calendar year in which the Participant Retires,

EXCEPT THAT the Required Beginning Date of a "5-percent owner" is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2. For this purpose, a "5-percent owner" is a 5-percent owner as defined in Code ss. 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. A subsequent change in the individual's status will not cause him to cease to be classified as a 5-percent owner.

                       NL Group 401(k) Plan - 41 - 1/1/07

15.03      TIME AND MANNER OF DISTRIBUTION.

(a) REQUIRED BEGINNING DATE. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(b) DEATH OF PARTICIPANT BEFORE DISTRIBUTIONS BEGIN. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

         (1) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2 , if later.

         (2) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

         (3) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (4) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section, other than subsection (a), will apply as if the surviving spouse were the Participant.

For purposes of this section and section 15.05, unless subsection (b)(4) applies, distributions are considered to begin on the Participant's Required Beginning Date. If subsection (b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (a)), the date distributions are considered to begin is the date distributions actually commence.

(c) FORMS OF DISTRIBUTION. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with sections 15.04 and 15.05 of this article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

15.04      REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT'S LIFETIME.

(a) AMOUNT OF REQUIRED MINIMUM DISTRIBUTION FOR EACH DISTRIBUTION CALENDAR YEAR. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

         (1) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                       NL Group 401(k) Plan - 42 - 1/1/07

         (2) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(b) LIFETIME REQUIRED MINIMUM DISTRIBUTIONS CONTINUE THROUGH YEAR OF PARTICIPANT'S DEATH. Required minimum distributions will be determined under this section beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death

15.05      REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH.

(a)   DEATH ON OR AFTER DATE DISTRIBUTIONS BEGIN.

         (1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

         (A) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

         (B) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

         (C) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

         (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)   DEATH BEFORE DATE DISTRIBUTIONS BEGIN.

         (1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in subsection (a).

                       NL Group 401(k) Plan -43 - 1/1/07

         (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 15.03(a), this section will apply as if the surviving spouse were the Participant.

  ARTICLE 16 - NAMED FIDUCIARIES AND THE ALLOCATION OF THEIR RESPONSIBILITIES

16.01      NAMED FIDUCIARIES.

The "named fiduciaries" of this Plan are (1) NLV Financial Corporation, (2) the Administrator, (3) the Trustee and (4) the Investment Manager. The named fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan.

Each named fiduciary may rely upon any such direction, information or action of another named fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan. Any person or group may serve in more than one fiduciary capacity.

16.02      AUTHORITY AND RESPONSIBILITY OF THE EMPLOYER.

The Employer shall serve as a named fiduciary whose authority is limited to the following:

(a) To appoint and remove the Trustee and the Administrator;

(b) To establish and communicate to the Trustee a funding policy of the Plan;

(c) To appoint or not to appoint, in its discretion, one or more Investment Managers to determine the list of permissible investments for Participants' Accounts, and to remove any Investment Manager which has been appointed;

(d) To amend or terminate the Plan;

and whose responsibility is limited to the following:

(e) To serve as Administrator in the absence of an appointed Administrator;

(f) To communicate such information to the Administrator, the Trustee, and if applicable, the Investment Manager as each needs for the proper performance of its duties, including but not limited to the Employees' compensations, service records and employment statuses;

(g) To monitor the performance of the Administrator, the Trustee, and if applicable, any Investment Manager it has appointed:

(h) To make the contributions to the Plan specified in section 4.01;

                       NL Group 401(k) Plan - 44 - 1/1/07

(i) To provide mechanisms through which the Administrator and the Trustee can communicate with Participants and Beneficiaries; and

(j) To serve as Investment Manager in the absence of an appointed Investment Manager.

Whenever an Employer under the terms of this Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

16.03 AUTHORITY AND RESPONSIBILITY OF THE ADMINISTRATOR.

The Administrator shall be the named fiduciary with respect to the administration of the Plan and shall have the authority and responsibility provided in article 17.

16.04      AUTHORITY AND RESPONSIBILITY OF THE TRUSTEE.

The Trustee shall be the named fiduciary with respect to the investment of Plan assets, except that the Trustee is subject to and permitted to rely on the direction of the Investment Manager with regard to the list of permitted investments and default investments, and shall have the authority and responsibility set forth in articles 18 and 19.

16.05      AUTHORITY AND RESPONSIBILITY OF THE INVESTMENT MANAGER.

The Investment Manager shall be a named fiduciary with respect to the establishment and periodic revision of the list of permitted investments for Participants described in section 18.03 and with respect to the establishment and periodic revision of the list of default investments described in section 18.03.

The Investment Manager shall promptly communicate to the Trustee the list of permitted investments and of default investments and any changes made to that list. The Trustee shall be entitled to rely on such lists with no responsibility to evaluate their appropriateness. The Trustee may establish whatever rules it deems reasonable with regard to this communication, including but not limited to specifying that the communication be in writing and/or the location to which the communication is to be delivered.

16.06      BONDING.

Every fiduciary who is not exempted by ERISA shall be bonded by a corporate surety company which meets the requirements of ERISA section 412 to the extent required by ERISA, but no bonding in excess of the amount required by law shall be considered to be required by this Plan. The cost of such bonds shall be an expense of and may be paid from the Trust Fund unless paid by the Employer. Each fiduciary who is required to be bonded by the provisions of this section shall be individually responsible for seeing that such bonding has been arranged.

16.07      INDEMNIFICATION.

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Administrator, any Investment Manager, or any other fiduciary may be a party, then except to the extent there is a finding of a breach of fiduciary duty, they shall be entitled to be reimbursed from the Trust Fund, including reimbursement for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

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

Nothing in this section shall preclude a fiduciary, in order to satisfy any liability which may arise as a result of its fiduciary obligations under the Plan, from procuring an indemnification agreement from the Participating Employers, from procuring an agreement from the Participating Employers to maintain liability insurance for Plan fiduciaries, and/or from buying fiduciary liability insurance with its own funds.

                        ARTICLE 17 - PLAN ADMINISTRATOR

17.01      POWERS, DUTIES AND RESPONSIBILITIES.

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.

The administration of this Plan shall be carried out by two Administrators, the Benefits Committee of the National Life Group and National Life Insurance Company ("NLIC"). Except where the context clearly indicates an administrative responsibility of the Benefits Committee, any reference in the Plan to the Administrator shall be taken to mean a reference to NLIC.

(a) RESPONSIBILITIES OF THE BENEFITS COMMITTEE. The Benefits Committee shall have two areas of responsibility. The first is to make a determination upon a request for a review of a claim for benefits decision pursuant to section
     17.04 below. The second is to make a determination, upon written request from either NLIC, any Employer or any Participant, of what is in its discretion the most appropriate interpretation of the provisions of the Plan, either in general or with regard to a specific fact situation, except where, in its discretion, it determines that there is insufficient justification for it to render an interpretation. The determinations of the Benefits Committee shall be binding upon NLIC and all Participants.

(b) RESPONSIBILITIES OF NLIC. NLIC shall be responsible for all Plan administrative functions other than those specified in (a). These shall include, but are not limited to, satisfying all reporting and disclosure requirements required by law, collecting and forwarding to the Committee material related to a claim for benefits, maintaining records of the value of Participants' accounts and preparing benefit quotations upon request.

The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code as amended from time to time, and shall comply with the terms of ERISA and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including the following:

(a) to determine the eligibility of Employees to participate in the Plan;

(b) to determine the amount and kind of benefits to which Participants and Beneficiaries are entitled under the Plan;

(c) to authorize and direct the Trustee with respect to all disbursements from the Trust;

(d) to maintain all necessary records for the administration of the Plan;

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

(e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with its terms;

(f) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

(g) to arrange for the bonding described in section 16.06;

(h) to prepare and furnish to Participants and Beneficiaries all information required under provisions of the Code, ERISA or related federal law or under the provisions of the Plan to be furnished to them;

(i) to prepare and furnish to the Treasury Department, the Labor Department, and other federal agencies with authority over the Plan all reports and other information required under law to be so furnished;

(k) to employ counsel, advisers and agents and to make appointments of such persons, including actuaries and accountants, as the Administrator deems necessary or advisable.

If the Administrator is a committee, the members shall act by a majority of their number, except as they may authorize one or more of them to act on their behalf.

17.02      APPOINTMENT, RESIGNATION AND REMOVAL OF THE ADMINISTRATOR.

(a) NLIC. National Life Insurance Company shall serve as Administrator until such time as the CEO of National Life Insurance Company shall appoint a successor Administrator.

(b) BENEFITS COMMITTEE OF THE NATIONAL LIFE GROUP. The members of the Benefits Committee shall be appointed by the Chief Executive Officer of National Life Insurance Company. Any member may resign from the Committee by delivering his written resignation to National Life Insurance Company or be removed by National Life Insurance Company by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the individual if no date is specified. If at any time there shall be fewer than three individuals serving as voting members of the Benefits Committee, the Committee's responsibilities and authority under the Plan shall be suspended and the Administrator shall assume those responsibilities and that authority.

17.03      PAYMENT OF EXPENSES.

All operational expenses of administration may be paid out of the Trust Fund unless paid by the Participating Employers. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of actuaries, accountants, counsel, and other specialists, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Participating Employers may reimburse the Trust for any administration expense incurred pursuant to the above. Any administration expense paid to the Trust as a reimbursement shall not be considered as an Employer contribution.

17.04      CLAIMS PROCEDURE.

It is anticipated that the Administrator will administer the Plan in such a manner as to provide the benefits intended by the Plan without waiting for them to be claimed, but the following procedure is established to provide additional protection to the Participants and Beneficiaries.

                       NL Group 401(k) Plan - 47 - 1/1/07

(a) A claim for benefits by a Participant or Beneficiary to be effective under this procedure must be delivered to the Administrator, must be in writing, and must specify the name and Social Security number of the Participant, the name and Social Security number of the claimant, the name of the Plan from which a benefit is being claimed, and a general description of the benefit being claimed, unless the Administrator formally or by course of conduct waives such requirements.

(b) If an effective claim is wholly or partially denied, the Administrator shall furnish such Participant or Beneficiary with written notice of the denial within ninety days after the original claim was filed, unless special circumstances require an extension of time for reviewing the claim. If such an extension is required, the Administrator shall so notify the claimant in writing within ninety days after the original claim was filed, indicating the special circumstances requiring the extension of time and the projected date as of which the claim review is expected to be completed, and shall proceed to make a determination no later than 180 days after the original claim was filed. This notice of denial shall set forth in a manner calculated to be understood by the claimant (1) the reason or reasons for denial, (2) specific reference to pertinent Plan provisions on which the denial is based, (3) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary, and (4) an explanation of the steps to be taken if the claimant wants to submit his claim for a review and of the claimant's rights to bring an action under ERISA in the event of an adverse determination upon review.

(c) The Participant or Beneficiary shall have sixty days from receipt of the denial notice in which to make written application for review by the Benefits Committee of the National Life Group. The Participant or Beneficiary shall have the right to review, free of charge, relevant documents and other information and to submit materials and comments in writing.

(d) The Benefits Committee shall review all of the materials and comments provided by the Participant or Beneficiary without regard to whether such information was submitted or considered in the original benefits determination and shall issue a decision on such review within sixty days after receipt of an application for review, unless special circumstances require an extension of time for reviewing the claim. If such an extension is required, the Benefits Committee shall so notify the claimant in writing within sixty days after the original claim was filed, indicating the special circumstances requiring the extension of time and the projected date as of which the claim review is expected to be completed, and shall proceed to make a determination no later than 120 days after receipt of the application for review.

(e) If there is an adverse determination of the appeal, the Benefits Committee shall furnish the Participant or Beneficiary with written notice of the adverse determination within the time period specified in (d). This notice of denial shall set forth in a manner calculated to be understood by the claimant (1) the reason or reasons for the adverse determination, (2) specific reference to pertinent Plan provisions on which the denial is based, (3) the claimant's right to review relevant documents and other information, and (4) the claimant's rights to bring an action under ERISA.

17.05      LOCATION OF PAYEE UNKNOWN.

In the event that the Administrator is unable to locate a Participant or Beneficiary to whom an amount is payable, and this benefit remains unclaimed during the twelve month period following the date specified in article 11 when this benefit would normally be distributed, then this amount shall be deemed to be a Forfeiture unless by separate resolution the Employer has provided that this amount is instead to be retained in a separate trust and handled pursuant to the laws on unclaimed or abandoned property of the State in which the Trust is located. If a claim is subsequently made by a Participant or Beneficiary entitled to an amount which has been forfeited, the Employer shall contribute the amount forfeited.

                       NL Group 401(k) Plan - 48 - 1/1/07

In the case of amounts owed to a Beneficiary, the Administrator shall make all reasonable efforts to notify any "Contingent Beneficiary" that these amounts are to be forfeited when it appears that no claim will be made for these benefits in the period specified. To the extent that the one year period has not elapsed, the Administrator shall provide any Contingent Beneficiary with a reasonable opportunity to prove to the satisfaction of the Administrator that the Beneficiary and/or other Contingent Beneficiaries have died so that under the terms of the Plan and/or the beneficiary designation executed by the Participant, if any, these amounts are payable to the Contingent Beneficiary. For this purpose, a "Contingent Beneficiary" means a person whose right to receive a benefit under the Plan arising from the Participant's death is contingent upon another person or persons not having survived the Participant.

                     ARTICLE 18 - INVESTMENT OF PLAN ASSETS

18.01      INVESTMENT DIRECTION.

The selection and retention or disposition of any investment shall be determined in accordance with the provisions of the Plan and ERISA, regardless of any power granted in this article to the Trustee, any other fiduciary, or any Participant or Beneficiary to direct investments.

The Trustee shall have the exclusive authority to manage and control the assets of the Plan, except that, (i) the Trustee may rely on the list of permitted and default investments specified by the Investment Manager, and (ii) to the extent consistent with its fiduciary responsibilities under ERISA the Trustee is subject to the investment direction of a Participant or Beneficiary with respect to that individual's interest in the Plan.

Subject to any restrictions imposed by the Plan, assets of the Plan may be invested in any investment which:

(a) May include any investment permitted by law and which, if applicable, in the fiduciary's opinion constitutes a prudent investment as described in ERISA. Such investments may include any combination of securities or property, real or personal, wherever situated, as the person responsible for making the investment decision shall deem advisable, including, but not limited to, stocks, common or preferred, bonds, certificates of deposit and other evidences of indebtedness or ownership, insurance contracts and real estate or any interest therein;

(b) Does not constitute a prohibited transaction (as described in ERISA) for which no exemption has been granted by statute or the applicable Secretary;

(c) If applicable, in the fiduciary's opinion is suitable for the purposes of the Trust although of the kind or in an amount which might not otherwise be regarded as a proper Trust investment.

A fiduciary, in directing investments, shall at all times consider, among other factors, the short and long-term financial needs of the Plan and the need to diversify investments in order to minimize the risk of large losses.

18.02      PLAN LOANS.

(a) REQUESTS BY PARTICIPANT. Upon the written request of a Participant on a form approved or prescribed by the Administrator, the Administrator may direct the Trustees to make a loan from the Trust to such Participant, subject to the conditions described in this section.

(b) RULES AND PROCEDURES. The Administrator shall formulate such rules and procedures as it deems appropriate relating to such loans.

     No Participant shall be eligible for a loan unless the Participant is a "party in interest" with respect to the Plan. For this purpose, the term "party in interest" shall have the meaning given to that term in section 3(14) of ERISA. No Participant shall be eligible for a loan until the Participant has a fully Vested interest in his entire Account balance. A Participant may have no more than one loan outstanding at any time under this Plan. The minimum amount of any loan shall be $1,000.

(c) MAXIMUM AMOUNT OF LOAN. The amount of any loan, together with the aggregate amount of principal and accrued interest owed by the Participant with respect to any prior loans from qualified retirement plans of the Employers, shall not exceed the lesser of:

                       NL Group 401(k) Plan - 49 - 1/1/07

     (1) $50,000, reduced by the excess of (A) the highest outstanding loan balance of the Participant from such plans during the one year period ending on the day before the loan is made, over (B) the Participant's outstanding loan balance from such plans immediately prior to the loan, and

     (2) one-half of the aggregate value of the Participant's Elective Deferral Subaccount, Matching Contribution Subaccount, Employer Regular Contribution Subaccount, and Rollover Contribution Subaccount, if any. The value of any subaccount which is a Prior Pension Subaccount or an Employee Contribution Subaccount may not be used as security for a loan under this Plan.

(d) NOTE; SECURITY; INTEREST. Each loan must be evidenced by a note and must be secured by the Participant's Account and by such other security, if any, as the Administrator may require. The loan shall bear interest at a per annum rate of one percentage point over the prime rate, as determined under rules established by the Administrator.

(e) REPAYMENT. Each such loan shall be repayable by payroll deduction over a specified period of time, as determined by the Administrator, and on the basis of substantially level payments made no less frequently than quarterly. Such period of time shall not exceed five years. However, a Participant may prepay or fully repay a loan at any time by delivering a cash payment to the Administrator. However, the loan shall be immediately due and payable at the time a Participant ceases to be an Employee.

     The entire principal amount of the loan plus any accrued but unpaid interest shall be considered due and payable immediately (1) in the event a scheduled loan installment becomes 45 days overdue, in which case the loan shall be considered to be in default, or (2) if the Participant ceases to be an Employee. In either event, this amount will be deducted from the Participant's Account balance as soon as is permitted under the provisions of the Plan to the extent the Participant could have elected at that time to receive that amount in a distribution or withdrawal. Any remaining loan balance shall continue to accrue interest at a rate which the Administrator determines to be reasonable until it is repaid in full through the operation of this section or repaid by the Participant.

     The provisions of this subsection which provide for a loan to be immediately due and payable upon the cessation of employment shall not apply, however, where the business records of the Employer show that the cessation of employment occurred in connection with the January 2004 Outsourcing Event.

(f) REPAYMENT UPON DISTRIBUTION. If, at the time benefits are to be distributed to a Participant or his Beneficiary under the Plan, there remains any unpaid balance of a loan hereunder, such unpaid balance shall become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's Account before any such distribution of benefits is made.

     If, at the time benefits are to be withdrawn by a Participant as an in-service withdrawal under the rules of the Plan, there remains any unpaid balance of a loan hereunder and if as a result of the withdrawal the remaining vested Account balance would be less than 200% of the remaining loan balance, the unpaid balance of the loan shall become immediately due and payable in full.

(g) NOTE AS TRUST ASSET. A note evidencing a loan to a Participant under this Article shall be an asset of the Trust which is allocated to the account of the Participant, and shall for purposes of the Plan be deemed to have a fair market value at any given time equal to the unpaid balance of the note plus the amount of any accrued but unpaid interest.

                       NL Group 401(k) Plan - 50 - 1/1/07

(h) ADJUSTMENT OF ACCOUNTS. The amount of any loan made pursuant to this section or of any repayment thereof shall be charged or credited to the Participant's Account in accordance with procedures to be established by the Administrator.

(i) NONDISCRIMINATION. Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based upon credit worthiness, other obligations of the Participant, state law restrictions affecting payroll deductions and other factors that may adversely affect the ability to assure repayment through payroll deduction. The Administrator may reduce or refuse a requested loan where it determines that timely repayment of the loan through payroll deduction is not assured.

(j) Loan repayments will be suspended under this Plan as permitted under Code ss. 414(u)(4).

18.03      PARTICIPANT DIRECTION OF INVESTMENTS.

Participants are permitted to elect the investments in their Accounts from among the list of permissible investments. The list of permissible investments shall be established and periodically updated by the Investment Manager. In addition, the Investment Manager shall establish and periodically update the default investment allocation(s) for Participants who do not make an effective election as to the investments in their Accounts.

Investment directions, to be effective, must be delivered to the Administrator in such form and pursuant to such rules as the Administrator shall specify. Subject to the rules specified by the Administrator, it is the intent of the Plan sponsors that a Participant shall be permitted to make one election each Valuation Date.The Trustee shall follow these investment directions to the extent the Trustee, in its sole discretion, determines it is feasible to do so, but only to the extent the Trustee, in its sole discretion, determines that such directions would not result in a conflict with any provision of the Plan or with any provision of applicable law, including ERISA. To the extent that ERISA relieves the Trustee of fiduciary responsibility for investment decisions made by the Participant or Beneficiary, the Trustee shall be under no duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Administrator may require. The Trustee shall not be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Participant nor shall the Trustee be responsible for, or liable for, any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law.

                            ARTICLE 19 - THE TRUSTEE

19.01      IN GENERAL.

All funds contributed by the Participating Employers and other funds, shares of any regulated investment company, rights or property otherwise coming into the hands of the Trustee pursuant to this Plan shall be held by the Trustee as a single Trust for the uses and purposes of this Plan.

                       NL Group 401(k) Plan - 51 - 1/1/07

The remaining provisions of this article shall apply except as they shall be superceded by the execution by the Chief Executive Officer of National Life Insurance Company of a separate trust agreement for the holding of some or all of the assets of the Plan. In the event the Chief Executive Officer of National Life Insurance Company does execute a separate trust agreement, the provisions of that trust agreement shall supercede the remaining provisions of this article and the applicable provisions of article 18 as to the assets held under that trust agreement for the period while that trust agreement is in effect.

19.02      BASIC RESPONSIBILITIES OF THE TRUSTEE.

The Trustee shall have the following categories of responsibilities:

(a) Consistent with the "funding policy and method" determined by the Employer, and with provisions for the direction of investments in article 16, to invest, manage, and control the Plan assets for the exclusive benefit of Participants and Beneficiaries, except to the extent that pursuant to the provisions of article 16 some other person has been given the responsibility for investments;

(b) To pay benefits and transfer Plan assets to the persons, by the method, and in the amount specified by the Administrator;

(c) To maintain records of receipts, disbursements and investments of the Trust and furnish to the Employer and Administrator the written reports specified in section 17.05.

The Trustee shall not be responsible for the collection of any funds required by the Plan to be paid by the Employer to the Trustee.

19.03      POWERS OF THE TRUSTEE.

The Trustee, in addition to all powers and authorities under common law, statutory authority, including ERISA, and other provisions of this Agreement, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

(a) to make interpretations of the provisions of the Trust which shall be binding on all parties to and persons with an interest in the Trust;

(b) to purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(c) to sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(d) to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

     (1) Without otherwise limiting the authority of the Trustee as described in this subsection, in the case of proxy voting with respect to the November 21, 2005 shareholder meeting of the Sentinel Group Funds, Inc., the Trustee will pass through to the Participants the right to vote the shares owned by the Trustee, and will refrain from voting any shares held by the Plan's Trust with respect to which the Participant does not exercise the opportunity to vote.

                       NL Group 401(k) Plan - 52 - 1/1/07

(e) to cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(f) to borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(g) to keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(h) to accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(i) to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(j) to settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(k) to employ suitable experts and agents (including legal counsel, accountants, and investment advisors or managers) and to pay their reasonable expenses and compensation, and such agent or expert may or may not be agent, accountant or counsel for the Employer;

(l) if the Trustee is a bank, to invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

(m) except as hereinafter expressly authorized, the Trustee is prohibited from selling or purchasing stock options. The Trustee is expressly authorized to write and sell call options under which the holder of the option has the right to purchase shares of stock held by the Trustee as a part of the assets of this Trust, if such options are traded on and sold through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, which exchange has been authorized to provide a market for option contracts pursuant to Rule 9B-1 promulgated under such Act, and so long as the Trustee at all times up to and including the time of exercise or expiration of any such option holds sufficient stock in the assets of this Trust to meet the obligations under such option if exercised. In addition, the Trustee is expressly authorized to purchase and acquire call options for the purchase of shares of stock covered by such options if the options are traded on and purchased through a national securities exchange as described in the immediately preceding sentence, and so long as any such option is purchased solely in a closing purchase transaction, meaning the purchase of an exchange traded call option the effect of which is to reduce or eliminate the obligations of the Trustee with respect to a stock option contract or contracts which it has previously written and sold in a transaction authorized under the immediately preceding sentence;

                       NL Group 401(k) Plan - 53 - 1/1/07

(n) to pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

(o) to do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

If there shall be more than one Trustee, they shall act by a majority of their number, but any one or more of them may execute documents on their behalf. Nothing in this Plan shall preclude any Trustee from taking any action in connection with or arising out of his or her participation as an individual if there is only one Trustee or if no Trustee is disinterested with respect to the action in question.

19.04      TRUSTEE'S COMPENSATION, EXPENSES AND TAXES.

The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Participating Employers and the Trustee. An individual serving as Trustee who already receives full-time pay from an Employer shall not receive compensation from this Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employers. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

19.05      ANNUAL REPORT OF THE TRUSTEE.

Within sixty days after the later of the Anniversary Date or the receipt of the Employers' contributions for each Plan Year, the Trustee shall, either: (i) on its own volition in order to obtain Employer approval of the report, or (ii) upon the demand of an Employer or the Administrator, furnish to the Participating Employers and Administrator a written statement of account with respect to the Plan Year for which such contribution was made.

The Employers shall advise the Trustee in writing of its approval or disapproval of the report within a reasonable time after its receipt. Failure by the Employers to disapprove any such statement of account within thirty days after its receipt shall be deemed an approval thereof. The approval by the Employers of any statement of account shall be binding as to all matters embraced therein as between the Employers and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employers and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

The Trustee's statement of account shall include:

(a) the net income, or loss, of the Trust Fund;

(b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(c) the increase, or decrease, in the value of the Trust Fund;

(d) all payments and distributions made from the Trust Fund; and

                       NL Group 401(k) Plan - 54 - 1/1/07

(e)   such further information as the Trustee deems appropriate.

19.06      APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEE.

(a) The Employer shall appoint the Trustee. The Trustee may be an individual, a group of individuals, or a business entity. If the Trustee is a group of individuals, the term "Trustee" shall refer to the members of the group in the aggregate rather than individually, except where the context requires otherwise, for instance in matters of appointment and resignation.

Any person including but not limited to the Employees of any Employer shall be eligible to serve as Trustee. Any person so appointed shall signify his acceptance by filing written acceptance with the Participating Employers unless the parties mutually agree to the waiver of the written acceptance.

(b) The Trustee may resign at any time by delivering to the Participating Employers, at least thirty days before its effective date, a written notice of his resignation.

(c) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, a written notice of his removal. The notice shall be effective upon receipt except as the parties shall agree to a later effective date.

(d) Upon the death, resignation, incapacity, or removal of any Trustee, a successor shall be appointed by the Employer, unless there is more than one person serving as Trustee and the Employer determines there is no need to appoint a successor. Such successor Trustee, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of this Agreement.

(e) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

(f) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (1) included as part of the annual statement of account for the Plan Year described in section 17.05 or (2) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in section 19.05 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in section 19.05 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account provided by section 19.05 and this subparagraph.

                       NL Group 401(k) Plan - 55 - 1/1/07

                  ARTICLE 20 - PLAN AMENDMENT AND TERMINATION

20.01      EMPLOYERS' AUTHORITY TO AMEND.

National Life Insurance Company shall have the right at any time to amend the Plan, to the extent permitted by law. Any such amendment shall be binding on all Participating Employers. No other Participating Employer shall have a right to amend the Plan, but a Participating Employer does have the right to discontinue its sponsorship of the Plan.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's existing Accrued Benefit, except to the extent permitted under Code section 412(c)(8) or as permitted under regulations issued by the Secretary of the Treasury. This restriction shall not, however, impair the applicability of the amendment with respect to subsequent benefit accruals.

For purposes of this section, a plan amendment which has the effect of (1) decreasing a Participant's Account balance, or (2) except to the extent permitted in Treasury regulations, eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing Accrued Benefits. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

No amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's written consent.

If the Plan's vesting schedule is amended or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each affected Participant with at least 3 Years of Service may elect within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. If an affected Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, however, this provision shall only apply if the affected Participant had 5 rather than 3 Years of Service. For purposes of this section, all Participants are affected Participants except for those whose vested percentage under the Plan, as amended, cannot be less at any time than the percentage determined without regard to such amendment. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(a)   the adoption date of the amendment,

(b)   the effective date of the amendment, or

(c) the date the Participant receives written notice of the amendment from the Administrator.

20.02      MERGER, CONSOLIDATION OR TRANSFER OF ASSETS.

In the event of a merger or consolidation with or a transfer of assets or liabilities to any other plan, each Participant will receive a benefit immediately after such transfer, merger, or consolidation (if that plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such transfer, merger, or consolidation (if this Plan had terminated).

                       NL Group 401(k) Plan - 56 - 1/1/07

20.03      PLAN TERMINATION

National Life Insurance Company may elect to terminate the Plan at any time.

In the event of the termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, each Participant will become 100% Vested in his or her Accrued Benefit.

Upon termination the Plan's benefits will, subject to the requirements of section 11.08, be distributed according to the Plan's regular rules, except that the termination is treated as a Distributable Event and a Participant's or Beneficiary's right to defer the immediate receipt of benefits is eliminated. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) then the Participant's Account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

                           ARTICLE 21 - MISCELLANEOUS

21.01      SCOPE OF PARTICIPANTS' RIGHTS.

An individual's rights arising from participation in this Plan are limited to those rights specifically granted by the Plan. This Plan shall not be deemed to constitute a contract between any Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of any Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

21.02      ALIENATION.

(a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Code section 414(p) or unless the domestic relations order was entered prior to January 1, 1985 and the payment of benefits under the order had begun prior to that date.

(b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Agreement. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such portion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Accrued Benefit. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Accrued Benefit, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in sections 17.04.

                       NL Group 401(k) Plan - 57 - 1/1/07

(c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders elected to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders, shall make the required notification of the parties involved, shall make the appropriate segregation of funds in the event of conflict as to the proper payee, and shall administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d) This provision shall not apply to Federal tax levies and judgements described in regulations issued under Code section 401(a)(13).

(e) Effective with respect to judgments, orders, and decrees issue, and settlement agreements entered into, on or after August 5, 1997 subsection (a) shall not apply to any offset of a Participant's benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

(1) the order or requirement to pay arises--

         (A) under a judgment of conviction for a crime involving such Plan,

         (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or

         (C) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person,

(2) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan, and (3) in a case in which the survivor annuity requirements of Code section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a Spouse at the time at which the offset is to be made--

         (A) either such Spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code section 417(a)(2)(B)), or an election to waive the right of the Spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Code section 417(a),

         (B) such Spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of part 4 of such subtitle, or

         (C) in such judgment, order, decree, or settlement, such Spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code section 401(a)(11)(A)(i) and under a qualified preretirement survivor annuity provided pursuant to Code section
401(a)(11)(A)(ii), determined in accordance with paragraph (4).

(4) For purposes of paragraph (3)(C), the survivor annuity described shall be determined as if--

      (A) the Participant terminated employment on the date of the offset,
      (B) there was no offset,
      (C) the Plan permitted commencement of benefits only on or after Normal Retirement Age,
      (D) the Plan provided only the Qualified Joint and Survivor Annuity, and
      (E) the amount of the qualified pre-retirement survivor annuity under the plan is equal to the amount of the survivor annuity payable under the Qualified Joint and Survivor Annuity.

                       NL Group 401(k) Plan - 58 - 1/1/07

21.03      CONSTRUCTION OF AGREEMENT.

This Plan shall be construed and enforced according to ERISA and the laws of the State of Vermont, other than its laws respecting choice of law, to the extent not pre-empted by ERISA. In the event of any conflict between the terms of this Plan and the terms of any insurance contract issued hereunder, the Plan provisions shall control.

21.04      GENDER AND NUMBER.

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

21.05      PROHIBITION AGAINST DIVERSION OF FUNDS.

It shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries, except as a reversion of assets to the Employers is specifically provided in the following provisions of this section.

(a) Employer contributions to the Plan are conditioned on its meeting the qualification requirements of Code section 401(a). If an application for a determination of qualification is made to the Internal Revenue Service by the time prescribed by law for filing the Employers' return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, then in the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, the value of any contribution made incident to the adoption of the Plan by an Employer must be returned to the Employer within one year after the date the initial qualification is denied.

(b) In the case of a contribution which is made by a mistake of fact, a Participating Employer may demand return of the mistaken contribution pursuant to (d) below.

(c) Except to the extent necessary to satisfy the minimum top heavy allocation requirements described in section 7.04, to satisfy the article 3 requirements with respect to a contribution for a mistakenly omitted eligible Employee, to make any contributions attributable to Employee Elective Deferrals described in article 5, and except as necessary to satisfy those provisions requiring the restoration of Forfeitures, any contribution by a Participating Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution.

(d) In any situation described in (b) or (c) above, upon a demand made by an Employer within one year of the payment of the mistaken contribution or the disallowance, as applicable, the Trustee shall return that contribution, or if less, its current value, less any charges associated with its return.

                       NL Group 401(k) Plan - 59 - 1/1/07

21.06      HEADINGS.

The headings and subheadings of this plan document have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

21.07      REQUIREMENT OF WRITTEN DOCUMENTS.

Whenever this Plan requires that an item or material must be furnished "in writing," it may, to the extent provided in rules established by the Administrator, be furnished by electronic means instead. In developing these rules, the Administrator shall pay due regard to applicable regulatory requirements governing the provision of materials to Employees, Participants, Beneficiaries, and the regulators, and to the willingness and ability of those providing this material and/or receiving this material to readily provide or receive it electronically.

21.08      USERRA.

Notwithstanding any provisions in the Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Code ss. 414(u).

                      ARTICLE 22 - PARTICIPATING EMPLOYERS

22.01      ELECTION TO BECOME A PARTICIPATING EMPLOYER.

With the consent of National Life Insurance Company, any other Associated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

22.02      REQUIREMENTS OF PARTICIPATING EMPLOYERS.

(a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b) The Trustee shall hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Accrued Benefit as well as his accumulated service time with the transferor or predecessor and his length of participation in the Plan, shall continue to his credit.

(d) On the basis of information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the interests in the Plan of the Participants of each Participating Employer. In any event of Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

22.03      DESIGNATION OF AGENT.

Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably National Life Insurance Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

                       NL Group 401(k) Plan - 60 - 1/1/07

22.04      EMPLOYEE TRANSFERS.

It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

22.05      PARTICIPATING EMPLOYER'S CONTRIBUTION.

The Participating Employers shall decide among themselves the method for the allocation of Forfeitures and of the contributions to the Plan by each Employer in a manner which is consistent with the requirements of Code Section 413(c) or
Section 414(b), as applicable. Any expenses of the Plan and the Trust which are not paid from the Trust Fund shall be allocated among the Participating Employers as they shall agree.

22.06      AMENDMENT AND TERMINATION OF THE PLAN.

In electing to adopt this Plan, each Participating Employer shall be deemed to have given National Life Insurance Company the sole authority to amend and/or terminate the Plan. National Life Insurance Company shall promptly notify the Participating Employers, the Administrator, and the Trustee of any such amendment, including an amendment terminating the Plan.

22.07      DISCONTINUANCE OF PARTICIPATION.

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered toNational Life Insurance Company, the Administrator, and the Trustee.

The Trustee shall thereafter transfer, deliver and assign the Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees which will accept such transfers. If such a transfer cannot be made or if no successor is designated, the Administrator shall treat that portion of the Plan as partially terminated. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

22.08      ADMINISTRATOR'S AUTHORITY.

The Administrator and National Life Insurance Company shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this article.

                       NL Group 401(k) Plan - 61 - 1/1/07

                         ARTICLE 23 - EGTRRA PROVISIONS

23.01      PURPOSE OF THIS ARTICLE.

This article contains provisions designed to enable the Plan to comply with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001. These provisions are effective for Plan Years or Limitation Years or distributions made, as applicable, beginning on and after January 1, 2002. The provisions in this supplement shall supersede the provisions of the Plan document to the extent those provisions are inconsistent with the provisions of this supplement until such time as final amendments reflecting the provisions of that Act are adopted for the Plan. The provisions in this supplement are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.

23.02      LIMITATION ON ANNUAL EARNINGS.

Effective January 1, 2002, the provisions of this section shall supplement those of subsection 1.09(c) and shall supercede those of subsection 1.09(c) to the extent they are inconsistent.

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means compensation during the Plan Year (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with such calendar year.

23.03      SEVERANCE FROM EMPLOYMENT.

Effective for distributions after December 31, 2001, the provisions of this section shall supercede those of the second paragraph of section 1.10.

For purposes of the Plan, "termination from service" means a termination of employment which results in the individual not being an Employee of any Employer.

23.04      [RESERVED].

23.05      MODIFICATION OF TOP HEAVY RULES.

Effective January 1, 2002, the provisions of this section supplement the existing Plan provisions and supercede any of those provisions to the extent they are inconsistent with them for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section modifies the provisions of sections 7.03 and 7.04 of the Plan where applicable.

         (a) Definition of key employee. Key employee means any Employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                       NL Group 401(k) Plan - 62 - 1/1/07

         (b) Determination of present values and amounts. This subsection shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

         (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than termination from service, death, or disability, or the termination of a plan as provided above, this provision shall be applied by substituting "5-year period" for "1-year period."

         (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

         (c)   Minimum benefits.

         (1) Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

23.06      [RESERVED]

                       NL Group 401(k) Plan - 63 - 1/1/07

23.07      MAXIMUM ANNUAL ADDITION.

Effective for Limitation Years beginning after December 31, 2001, the provisions of this section shall supercede those of the first two paragraphs of section 9.03(g), which defines the Maximum Permissible Amount.

Maximum Permissible Amount means the maximum annual addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year, and except to the extent permitted under section 23.11 of the Plan and section 414(v) of the Code, if applicable, the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of: (1) $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or (2) 100 percent of the Participant's Compensation, within the meaning of section 415(c)(3) of the Code and as defined in subsection 9.03(b) above, for the Limitation Year. The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

23.08      [RESERVED].

23.09 REVISION TO THE SEPARATION FROM SERVICE EXCEPTIONS.

Effective January 1, 2002, the provisions of subsections (b) and (c) of section
11.08 shall no longer apply.

23.10      MODIFICATION OF DIRECT ROLLOVER RULES.

Effective for distributions made on and after January 1, 2002, the provisions of this section supplement the existing provisions of section 12.04 and supercede any of those provisions to the extent they are inconsistent with them.

(a) Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in section 12.04 of the Plan, an eligible retirement plan shall also mean an arrangement described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(b) Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in section 12.04 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.



                       NL Group 401(k) Plan - 64 - 1/1/07